SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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MAX CAPITAL GROUP LTD.

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Max House
2 Front Street
Hamilton HM 11
Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 2, 2009

          Notice is hereby given that the Annual General Meeting of Shareholders, which we refer to as the Meeting, of Max Capital Group Ltd., which we refer to as Max Capital, will be held at Max House, 2 Front Street, Hamilton HM 11, Bermuda on November 2, 2009 at 5:30 p.m. local time, for the following purposes:

1.	To elect two Class 3 directors of Max Capital to serve until the annual general meeting of the shareholders of Max Capital in 2012.

2.

To authorize the election of one Class 3 director of Max Bermuda Ltd., a wholly-owned subsidiary of Max Capital, which we refer to as Max Bermuda, to serve until the annual general meeting of the shareholders of Max Bermuda in 2012.

3.	To ratify the appointment of KPMG, Hamilton, Bermuda, as Max Capital’s independent auditors for 2009.

4.	To authorize the ratification of the appointment of KPMG, Hamilton, Bermuda, as Max Bermuda’s independent auditors for 2009.

5.	To act upon such other matters as may properly come before the Meeting or any adjournments thereof.

          Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

          Only shareholders of record, as shown by the transfer books of Max Capital, at 5:00 p.m. Atlantic Time on August 31, 2009 will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof.

          IF YOU WERE A STOCKHOLDER OF RECORD ON AUGUST 31, 2009, PLEASE VOTE IN ONE OF THE FOLLOWING FOUR WAYS WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL GENERAL MEETING: (1) BY FOLLOWING THE INSTRUCTIONS CONTAINED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS; (2) BY COMPLETING, SIGNING AND DATING THE ACCOMPANYING PROXY CARD AND RETURNING IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE; OR (3) BY COMPLETING YOUR PROXY ON THE INTERNET AT THE ADDRESS LISTED ON THE PROXY CARD. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE PROXY STATEMENT. YOUR SHARES WILL BE VOTED WITH THE INSTRUCTIONS CONTAINED IN THE PROXY STATEMENT. IF NO INSTRUCTION IS GIVEN, YOUR SHARES WILL BE VOTED “FOR” ITEMS 1, 2, 3 AND 4 IN THE PROXY. FOR FURTHER INFORMATION CONCERNING THE INDIVIDUALS NOMINATED AS DIRECTORS, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE PROXY STATEMENT ON THE FOLLOWING PAGES.

By order of the Board of Directors,

W. Marston Becker

Chairman of the Board
September 9, 2009
Hamilton, Bermuda

MAX CAPITAL GROUP LTD.
(a Bermuda company)

Max House
2 Front Street
Hamilton HM 11
Bermuda

PROXY STATEMENT
ANNUAL GENERAL MEETING OF SHAREHOLDERS

          Unless otherwise indicated or unless the context otherwise requires, all references in this Proxy Statement to “Max Capital,” “we,” “us,” “our” and similar expressions are references to Max Capital Group Ltd. Unless otherwise indicated or unless the context otherwise requires, all references in this Proxy Statement to entity names are as set forth in the following table:

Reference	Entity’s legal name

The Company	Max Capital Group Ltd. and its consolidated subsidiaries
Danish Re	Danish Re Group (UK) Limited
Max America	Max America Insurance Company
Max at Lloyd’s	Max at Lloyd’s Ltd.
Max Bermuda	Max Bermuda Ltd.
Max California	Max California Insurance Services Ltd.
Max Denmark	Max Denmark ApS
Max Diversified	Max Diversified Strategies Ltd.
Max Europe	Collectively: Max Europe Holdings Limited, Max Re Europe Limited and Max Insurance Europe Limited
Max Europe Holdings	Max Europe Holdings Limited
Max Insurance Europe	Max Insurance Europe Limited
Max Managers	Max Managers Ltd.
Max Managers USA	Max Managers USA Ltd.
Max Re Europe	Max Re Europe Limited
Max Singapore	Max Singapore Insurance Managers Pte. Ltd. f/k/a Danre 1400 Singapore Pte. Ltd
Max Specialty	Max Specialty Insurance Company
Max Specialty Services	Max Specialty Insurance Services Ltd.
Max UK	Max UK Holdings Ltd.
Max UK Underwriting	Max UK Underwriting Services Ltd.
Max USA	Max USA Holdings Ltd.
MCC2L	Max Corporate Capital 2 Ltd.
MCC3L	Max Corporate Capital 3 Ltd.
MCC4L	Max Corporate Capital 4 Ltd.
MCC5L	Max Corporate Capital 5 Ltd.
MCC6L	Max Corporate Capital 6 Ltd.
Max Corporate Capital Vehicles	Collectively: MCC2L, MCC3L, MCC4L, MCC5L and MCC6L
MCS BDA	Max Capital Services BDA Ltd.
MCS Ireland	Max Capital Services Limited
MCS USA	Max Capital Services USA LLC
MCS UK	Max Capital Services UK Ltd.

          This Proxy Statement is furnished in connection with the solicitation by the board of directors of Max Capital of proxies for use at the Annual General Meeting of Shareholders, which we refer to as the Meeting, of Max Capital to be held at Max House, 2 Front Street, Hamilton HM 11, on November 2, 2009 at 5:30 p.m., local time, and at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders.

          On or about September 22, 2009, Max Capital first sent a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice, to shareholders who hold shares in “street name” through a bank, broker or other holder of record. On or about September 25, 2009, Max Capital first sent this Proxy Statement and the accompanying Notice of Annual General Meeting of Shareholders to registered shareholders and beneficial holders who had previously opted out of Notice delivery. All shareholders will have the ability to access this Proxy Statement and Max Capital’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as filed with the Securities and Exchange Commission, which we refer to as the SEC, on February 19, 2009 by (i) accessing the website referred to in the Notice, (ii) accessing the website specified in the accompanying proxy voting card or (iii) requesting a printed set of these materials at no charge. Instructions on how to access these materials over the internet may be found in the Notice or the proxy voting card. To request a printed copy of these materials, please write to us at the address above.

VOTING SECURITIES AND VOTE REQUIRED

          As of August 31, 2009, the record date for the determination of persons entitled to receive notice of and to vote at the Meeting, there were 57,028,087 common shares issued and outstanding, US$1.00 par value per share, of Max Capital. The common shares are our only class of equity securities outstanding and entitled to vote at the Meeting or any and all adjournments or postponements thereof.

          Each common share held by a shareholder entitles such shareholder to one vote on each matter that is voted upon by poll at the Meeting or any adjournments thereof, subject to certain provisions of our bye-laws that reduce the total voting power of any United States, or U.S., shareholder owning, directly or indirectly, beneficially or otherwise, 9.5% or more of the common shares to less than 9.5% of the total voting power of our capital stock unless otherwise waived at the discretion of our board of directors. In addition, our board of directors may limit a shareholder’s voting rights where it deems it necessary to do so to avoid adverse tax, legal or regulatory consequences.

          The reduction of such voting power may have the effect of increasing another shareholder’s voting power to more than 9.5%, thereby requiring a corresponding reduction in such other shareholder’s voting power. Because the applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons, we request that any holder of common shares with reason to believe that it is a shareholder whose common shares constitute 9.5% or more of the voting power of Max Capital, each of which we refer to as a 9.5% Shareholder, contact us promptly so that we may determine whether the voting power of such holder’s common shares should be reduced. By submitting a proxy, a holder of common shares will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 9.5% Shareholder. The directors of Max Capital are empowered to require any shareholder to provide information as to that shareholder’s beneficial ownership of common shares, the names of persons having beneficial ownership of the shareholder’s common shares, relationships with other shareholders or any other facts the directors may consider relevant to the determination of the number of common shares attributable to any person. The directors may disregard the votes attached to common shares of any holder who fails to respond to such a request or who, in their judgment, submits incomplete or inaccurate information. The directors retain certain discretion to make such final adjustments that they consider fair and reasonable in all the circumstances as to the aggregate number of votes attaching to the common shares of any shareholder to ensure that no person shall be a U.S. 9.5% Shareholder at any time.

          The presence, in person or by proxy, of the holders of more than 50% of the issued and outstanding voting common shares as of August 31, 2009, the record date of the Meeting, is necessary to constitute a quorum at the Meeting. Assuming that a quorum is present, the affirmative vote of the holders of a simple majority of the common shares voting at the Meeting will be required to approve each of the matters to be voted upon at the Meeting.

          With regard to any proposal, votes may be cast in favor of or against such proposal or a shareholder may abstain from voting on such proposal. Abstentions will be excluded entirely from the vote and will have no effect except that abstentions and “broker non-votes” will be counted toward determining the presence of a quorum for the transaction of business.

SOLICITATION AND REVOCATION

          PROXIES IN THE FORM ATTACHED ARE BEING SOLICITED BY, OR ON BEHALF OF, THE BOARD OF DIRECTORS. THE PERSONS NAMED IN THE ATTACHED FORM OF PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD OF DIRECTORS. Such persons designated as proxies are officers of Max Capital. Any shareholder desiring to appoint another person to represent him or her at the Meeting may do so by inserting such person’s name in the blank space provided on the attached form of proxy and delivering an executed proxy to the Secretary of Max Capital at the address indicated above before the time of the Meeting. It is the responsibility of the shareholder appointing such other person to represent him or her to inform such person of this appointment.

          All common shares represented by properly submitted proxies that are not revoked will be voted in accordance with the instructions, if any, given thereon. If no instructions are provided in a properly submitted proxy, it will be voted FOR each of the proposals described herein and set forth on the accompanying form of proxy, and in accordance with the proxy holder’s best judgment as to any other business as may properly come before the Meeting. If a shareholder appoints a person other than the persons named in the accompanying form of proxy to represent him or her, such person should vote the shares in respect of which he or she is appointed proxy holder in accordance with the directions of the shareholder appointing him or her.

          Proxies must be received by us prior to October 30, 2009 at 1:00 pm Atlantic Time. A shareholder may revoke his or her proxy at any time up to one hour prior to the commencement of the Meeting by filing a written revocation with the Secretary of Max Capital at our address set forth above, by delivering a properly submitted proxy bearing a later date or by appearing in person and voting by ballot at the Meeting. A shareholder may vote his or her shares in person even if he or she has submitted a proxy.

PROPOSAL ONE

ELECTION OF DIRECTORS OF MAX CAPITAL

          Two individuals are to be elected as Class 3 directors of Max Capital at the Meeting. Although the size of Max Capital’s board of directors is currently fixed at 12 directors, our board of directors currently consists of 11 individuals, divided into three classes of approximately equal size: Class 1 (four directors), Class 2 (four directors) and Class 3 (three directors). There is currently one vacancy on our board of directors in Class 3 that has not been filled. As provided in our bye-laws, the term of the Class 3 directors will expire at the Meeting. The current Class 3 directors are Messrs. Zack H. Bacon III (who is not seeking re-election), William Kronenberg III and James L. Zech. Each of Messrs. Kronenberg and Zech is a nominee for election as a Class 3 director at the Meeting. Our board of directors has no reason to believe any nominee will not continue to be a candidate or will not be able to serve as a director of Max Capital if elected. In the event that any nominee is unable to serve as a director, the proxy holders named in the accompanying proxy have advised that they will vote for the election of such substitute or additional nominee(s) as our board of directors may propose. Our board of directors unanimously recommends that you vote FOR the election of each of the nominees.

          Set forth below is biographical information concerning each nominee for election as a director of Max Capital and each person who is continuing as a director of Max Capital, including each such individual’s principal occupation and the period during which such person has served as a director of Max Capital. Information about share ownership of each of the nominees can be found in the section titled Security Ownership of Certain Beneficial Owners, Officers and Directors below.

NOMINEES FOR DIRECTOR OF MAX CAPITAL WHOSE TERMS, IF ELECTED, WILL EXPIRE IN 2012:

          William Kronenberg III, 57, has served as a director of Max Capital since September 2006 and a director of Max Specialty since August 2009. Mr. Kronenberg was a director of Max Bermuda from September 2006 until May 2007. Since 2002, Mr. Kronenberg has been a principal of Marsh Creek Corporate Services, a professional services company. From 2004 until its acquisition by the Glatfelter Insurance Group in 2008, Mr. Kronenberg was the Chief Executive Officer and principal owner of Professional Underwriters, a program administrator specializing in insurance for the public entity market segment. From 1999 to 2002, Mr. Kronenberg was Chief Executive Officer of XL Environmental, Inc. (formerly ECS), an XL Capital Ltd. (NYSE: XL) company, or XL, which provides global insurance, reinsurance and financial risk services, and a director of XL America, Inc. From 1985 until its acquisition in 1999 by XL Capital, Mr. Kronenberg was owner, Chief Executive Officer and President of ECS, Inc., a company specializing in integrated environmental risk management solutions. Mr. Kronenberg also established ECS International, a London-based subsidiary and first environmental insurance underwriter in Europe. From 1975 to 1985, Mr. Kronenberg held several casualty-oriented underwriting positions with American International Group, concluding as the officer in charge of American International Group’s program unit. Mr. Kronenberg also serves on the board of directors of each of the John Lazarich Foundation and the Stroud Water Research Center, both non-profit organizations. Mr. Kronenberg holds the designations of Certified Property and Casualty Underwriter (CPCU) and Certified Insurance Counselor (CIC).

          James L. Zech, 52, has served as a director of Max Capital since December 1999 and was a director of Max Bermuda from December 1999 to May 2007. He has been a principal and the President of High Ridge Capital, L.L.C., which we refer to as High Ridge, since its formation in 1995. In January 2009, Mr. Zech was appointed President and Chief Executive Officer of Kinloch Holdings, Inc. From 2005 through June 2009, Mr. Zech was a partner in Northaven Management, Inc., a private investment firm focused on the financial services industry and from 1992 to 1995, he was an investment banker at S.G. Warburg & Co., Inc., where he was responsible for forming the U.S. Insurance Group as part of Warburg’s worldwide financial institutions practice. From 1988 to 1992, Mr. Zech was a member of the Insurance Investment Banking Group of Donaldson, Lufkin & Jenrette Securities Corporation.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES ABOVE.

DIRECTORS OF MAX CAPITAL WHOSE TERMS WILL EXPIRE IN 2010:

          W. Marston Becker, 57, has been the Chairman and Chief Executive Officer of Max Capital since October 2006, Chairman of Max Bermuda since October 2006 and a director of Max Capital and Max Bermuda since April 2004. Mr. Becker has served as a director of Max USA since November 2006, a director of Max Europe, Max Diversified and Max Managers since March 2007, and a director of Max UK, Max at Lloyd’s and Max Singapore since November 2008. Mr. Becker has also served as President of Max Managers since November 2008, President and Chairman of Max Diversified since November 2008, and President, CEO and Chairman of Max USA since April 2007. From October 2006 through June 2007, Mr. Becker served as Chief Executive Officer of Max Bermuda. From 2002 until 2008, Mr. Becker was Chairman and Chief Executive Officer of the run-off for LaSalle Holdings Re Limited, a Bermuda reinsurance company. From 2002 to 2005, Mr. Becker led the restructuring and wind-down of Trenwick Group, Ltd., a Bermuda insurance company, as its Chairman and Chief Executive Officer. From 1996 to 1999, Mr. Becker was Chairman and Chief Executive Officer of Orion Capital Corporation until its sale in 1999 to Royal & SunAlliance, where he then served as Vice Chairman and a director of Royal & SunAlliance USA until 2000. Mr. Becker was President and Chief Executive Officer of an Orion Capital subsidiary from 1994 to 1996. From 2001 to 2004, Mr. Becker was non-executive Chairman of Hales & Company, a boutique insurance industry investment bank and private equity investor. Mr. Becker is Chairman and General Partner of West Virginia Media Holdings, which he co-founded in 2001. He is a director of Brickstreet Mutual Insurance Company and Selective Insurance Group, Inc. (Nasdaq: SIGI). He is also an Advisory Board member of the Conning Funds. Mr. Becker is licensed as a certified public accountant and an admitted attorney in West Virginia.

          Gordon F. Cheesbrough, 56, has served as a director of Max Capital since May 2007. Mr. Cheesbrough is the managing partner of Blair Franklin Capital Partners, Inc., an independent financial advisory firm that he co-founded in 2003. Mr. Cheesbrough also serves as Chairman of the Board of Governors of North York General Hospital. From 1998 to 2002, Mr. Cheesbrough was President and Chief Executive Officer of Altamira Investment Services Inc. and served on the board of directors of the Canadian Tire Corporation from 1998 through 2007. From 1974 to 1998, Mr. Cheesbrough held several positions with McLeod Young Weir and its successors, Scotia McLeod and Scotia Capital Markets, including Chairman and Chief Executive Officer from 1993 to 1998.

          K. Bruce Connell, 56, has served as a director of Max Capital since February 2007. Mr. Connell retired in 2002 after spending 12 years with XL. During his tenure with XL, Mr. Connell served as Executive Vice President and Group Underwriting Officer of XL Capital Ltd., Chief Executive Officer of XL Financial Products and Services Ltd., Executive Vice President and Chief Underwriting Officer of XL Re Ltd. (Bermuda) and Chief Underwriting Officer of XL Europe Ltd. Prior to his tenure at XL Capital, and beginning in 1974, Mr. Connell served in various underwriting positions at Royal Assurance Zurich, General Re and Trenwick. Mr. Connell holds a B.A. from the University of South Florida and an MBA (Finance) from Georgia State University.

          Mario P. Torsiello, 53, has served as a director of Max Capital since March 2000 and was a director of Max Bermuda from March 2000 to May 2007. Since November 2001, Mr. Torsiello has been President and Chief Executive Officer of Torsiello Capital Advisors Inc. and Torsiello Securities, Inc. (and their predecessor companies), advisory and investment banking firms specializing in insurance, asset management and other financial services. From September 2000 to November 2001, Mr. Torsiello served as Managing Director and Head of North American Insurance Practice of Dresdner Kleinwort Wasserstein, Inc. (formerly known as Wasserstein Perella & Co. Inc.). From December 1999 to September 2000, Mr. Torsiello served as President and a director of INDC Group Inc., a California-based insurance company formed to offer a broad line of consumer orientated insurance products through the Internet. From 1987 to 1999, Mr. Torsiello was an investment banker at Salomon Smith Barney Inc., having served as Managing Director from 1995 and Co-Head of the Insurance Group from 1997 to 1999. Mr. Torsiello also served as a member of the firm’s Capital Commitments Committee from 1995 to 1999. Prior to joining Salomon Smith Barney, Mr. Torsiello was a Senior Manager in KPMG’s New York insurance accounting and audit services unit. Mr. Torsiello is a member of the Board of Advisors of the Fordham College of Business Administration, a member of the Executive Committee of the President’s Council of Fordham University and a member of the Board of Trustees of the New York School for the Deaf. Mr. Torsiello is a registered securities principal with Financial Industry Regulatory Authority and the SEC, and is licensed as a certified public accountant in the State of New York.

DIRECTORS OF MAX CAPITAL WHOSE TERMS, IF ELECTED, WILL EXPIRE IN 2011:

          Willis T. King, Jr., 65, has served as a director of Max Capital since September 1999 and was a director of Max Bermuda from September 1999 until May 2007. In August 2008, Mr. King was appointed Chairman of the Board of ACA Financial Guaranty Corporation. Mr. King has been Chairman of First Protective Insurance Company since March 1998, Chairman of Fidelity Fire and Casualty Insurance Company since 2005 and a director of BCS Financial Corporation since 1998. From June 1999 to November 2001, Mr. King was Chairman of the Board and Chief Executive Officer of Highlands Insurance Group. From 1997 to June 1999, Mr. King was a Vice Chairman of Guy Carpenter & Co. From 1984 to 1997, Mr. King held various positions at Willcox, Inc., including Chairman and Chief Executive Officer. From 1987 to 1997, Mr. King was a director of Johnson & Higgins, which was subsequently merged into Marsh & McLennan. Mr. King is a member of the Advisory Council, School of Public Health, The University of North Carolina, Chapel Hill.

          James H. MacNaughton, 59, has served as a director of Max Capital since May 2008 and a director of Max Specialty since August 2009. Mr. MacNaughton retired from Rothschild Inc. in March 2008 where he was a Senior Advisor. He was a Managing Director and Global Partner of Rothschild from 2001 to 2007. From 1979 through 2000, he was at Salomon Brothers Inc. where he held a variety of positions including, for most of that time, Managing Director in Investment Banking. Mr. MacNaughton began his business career in 1973 at Republic National Bank of Dallas as Vice President and Commercial Lending Officer. He has served as a member of the Deutsche Asset Management (Deutsche Bank) International Insurance Advisory Council since 2006 and is a member of the Board of Directors of the Interboro Insurance Company. Mr. MacNaughton was admitted as a certified public accountant (Texas 1977), has been a director of Primus Guaranty, Ltd. since July 2008 and is a member of the International Insurance Society and the Board of Public Television Channel WLIW 21 serving New York City and Long Island, New York.

          Peter A. Minton, 51, has served as a director of Max Capital and Max Bermuda since July 2004 and as Executive Vice President and Chief Operating Officer of Max Capital since October 2006. Mr. Minton joined Max Capital and Max Bermuda in April 2000 as Senior Vice President and Chief Risk Officer. He was promoted to Executive Vice President in February 2001 and served as our Chief Risk Officer until February 2007. Mr. Minton has served as a director of Max Diversified since October 2001; a director of Max Europe Holdings, Max Re Europe, Max Insurance Europe, Max Managers, Max USA and Grand Central Re Limited, which we refer to as Grand Central Re, since 2006; a director of Max Specialty, Max Specialty Services, Max California, Max Managers USA, MCS Ireland, MCS BDA and MCS USA since 2007; a director of Max America, Max UK, Max at Lloyd’s, the Max Corporate Capital Vehicles and Danish Re since their acquisitions in 2008; and a director of MCS UK since its formation in June 2009. Mr. Minton has also served as Executive Vice President and Treasurer of Max USA since 2006; President of MCS Ireland, MCS BDA and MCS USA since 2007 and of MCS UK since its formation in June 2009. From 1999 to 2000, Mr. Minton was Managing Director and Head of Fixed Income Research for Scudder Kemper Investments. From 1996 to 1999, Mr. Minton was a Senior Vice President of Investments at General Reinsurance Company. From 1991 to 1996, Mr. Minton held the position of Principal and Head of Fixed Income Strategy at Morgan Stanley & Co. Incorporated. From 1984 to 1991, Mr. Minton was Vice President and Portfolio Manager at CMB Investment Counselors. Prior to joining CMB Investment Counselors, Mr. Minton was a tax planner in the Tax Department of Ernst & Whinney between 1981 and 1984.

          Steven M. Skala, 53, has served as a director of Max Capital since May 2000 and was a director of Max Bermuda from May 2000 to May 2007. Mr. Skala is Vice Chairman, Australia and New Zealand, of Deutsche Bank, AG, a position he has held since September 2004. Mr. Skala was a solicitor and a partner of Arnold Bloch Leibler, Melbourne, Australia from 1985 to 2004, and was a solicitor and partner of Morris Fletcher & Cross, Brisbane, Australia from 1982 to 1985. Mr. Skala is a non-executive director and former Chairman of Hexima Limited and serves as a non-executive director of Deutsche Australia Limited, Wilson HTM Investment Group Limited, the Australian Broadcasting Corporation, the Centre for Independent Studies, and the Australian Ballet. He is the immediate past Chairman of Film Australia Limited (which merged to form Screen Australia Limited in July 2008) and the Australian Centre for Contemporary Art. He is a Member of the International Council of the Museum of Modern Art (New York), The Global Foundation and the Advisory Council of the Australian Innovation Research Centre, and is Vice President of The Walter & Eliza Hall Institute for Medical Research.

Executive Officers Who Are Not Directors

          Set forth below is biographical information concerning each executive officer who is not a director.

          Sarene A. Bourdages, 38, joined Max Capital and Max Bermuda in November 2002 as Vice President and Counsel and currently serves as Executive Vice President and General Counsel of Max Capital. Ms. Bourdages has served as corporate secretary of Max USA since November 2006, Max Capital and Max Bermuda since February 2007, Max Managers and Max Diversified since March 2007, MCS BDA and MCS USA since December 2007 and Max UK since November 2008. From 1999 to 2002, Ms. Bourdages was an associate at Akin Gump Strauss Hauer & Feld LLP in New York. From 1996 to 1999, she worked in international tax consulting at KPMG LLP. She is a member of the New York Bar.

          Iain Bremner, 45, joined the Company in November 2008 and serves as Managing Director of Max at Lloyd’s. Mr. Bremner also serves as a director of Max UK, Max at Lloyd’s, Max UK Underwriting, MCCL2, MCCL4, Danish Re and Max Singapore. From 2005 until its acquisition by Max Capital in 2008, Mr. Bremner served as Managing Director of ISML. From 2001 through 2005, he served as Managing Director, Finance Director and Compliance Office of Abacus Syndicates Ltd. Prior to 2001, Mr. Bremner served in various roles with Marsh McLennan, the Corporation of Lloyd’s and Steel Burrill Jones. Mr. Bremner has a degree from University College London in Geography and French and is a fellow of the Chartered Institute of Certified Accountants.

          Angelo M. Guagliano, 55, has been President and Chief Executive Officer and a director of Max Bermuda since June 2007, a director of Max Europe Holdings, Max Re Europe and Max Insurance Europe since June 2007 and President of MIEL and MREL since November 2008. Mr. Guagliano joined Max Bermuda in January 2003 as Managing Director and Chief Underwriting Officer Bermuda Insurance Operations. From March 2005 through June 2007, he held the position of President of the Insurance Division and Chief Underwriting Officer. From January 1995 to December 2002, Mr. Guagliano held various management positions at XL Insurance (Bermuda) Ltd., including Executive Vice President, Country Manager and Chief Excess Liability Underwriter and Manager. From 1988 to 1995, Mr. Guagliano worked for Reliance National in New York in their E&S Primary Unit. From 1981 to 1988, Mr. Guagliano worked as a Casualty Facultative Underwriter for Prudential Reinsurance Corporation and as an Excess Liability Underwriter for the Royal Insurance Company. Mr. Guagliano began his underwriting career with Harford Insurance Company in 1979.

          Matthew Petzold, 57, joined the Company in November 2008 and serves as Underwriting Director of Max at Lloyd’s. Mr. Petzold also serves as a director of Max at Lloyd’s, Max UK Underwriting, Max Denmark, Danish Re and Max Singapore. Mr. Petzold has served as Active Underwriter with Lloyd’s Syndicate 1400 since its formation in 1999 and as Underwriting Director at Danish Re from July 1999 through April 2005. From 2006 until its acquisition by Max in 2008, he was Underwriting Director at Imagine Syndicate Management Limited. Prior to entering Lloyd’s, Mr. Petzold served as an underwriter with Copenhagen Re UK from 1975 to 1988 including an appointment as Managing Director in 1996. Mr. Petzold is an Associate of the Chartered Insurance Institute and has a degree in Computing Science from the University of Essex.

          Joseph W. Roberts, 39, joined Max Capital and Max Bermuda in May 2002 as Vice President and Controller and since April 1, 2007 has been Executive Vice President and Chief Financial Officer of Max Capital. Mr. Roberts was appointed President of Grand Central Re in April 2007 and has also served as a director of Max Europe Holdings, Max Re Europe and Max Insurance Europe since June 2007 and Max at Lloyd’s since November 2008. Prior to joining Max Capital, Mr. Roberts was a vice president for Overseas Partners Re Ltd. From 1994 to 2001, Mr. Roberts worked with

KPMG, most recently as a senior manager, where he specialized in providing assurance-based services to the financial services sector. From 1987 to 1994, Mr. Roberts worked in public accounting in London, primarily with Moore Stephens. He is a member of the Institute of Chartered Accountants in England and Wales.

          Susan Spivak Bernstein, 42, joined MCS USA in January 2009 and serves as Senior Vice President for Investor Relations. Ms. Spivak Bernstein previously held the position of Senior Equity Research Analyst at Wachovia Securities, a company she joined in 2002. Before joining Wachovia, Ms. Spivak Bernstein was Senior Non-life Insurance Equities Research Analyst with ABN AMRO. She previously served as Vice President, Equities Research Analyst with Donaldson, Lufkin & Jenrette and as Equities Research Associate with First Boston Corporation. Ms. Spivak Bernstein has been providing Bermuda insurance market research to investors since the early 1990s and has over twenty years of experience covering property and casualty insurance and reinsurance companies working as a sell-side equity research analyst. Ms. Spivak Bernstein is a 1988 graduate of the University of Michigan. She is an officer and past president of the Association of Insurance and Financial Analysts.

          Stephen J. Vaccaro, Jr., 61, has served as Chief Executive Officer and a director of Max Specialty since April 2007, Executive Vice President and a director of Max USA since May 2007 and December 2006, respectively, Chief Executive Officer and a director of Max California since April 2007, Chief Executive Officer, President and a director of Max Specialty Services since May 2007 and Chief Executive Officer and a director of Max America since June 2008. From December 2006 through April 2007, Mr. Vaccaro served as Chief Executive Officer of Max USA. Prior to joining Max USA, Mr. Vaccaro was President of the Specialty Underwriting Division of American Wholesale Insurance Group, where he was responsible for program operations and underwriting facilities. From 1995 to 2004, Mr. Vaccaro was President and Chief Operating Officer of the Essex Insurance Company, a subsidiary of the Markel Corporation, an international property and casualty holding company. Mr. Vaccaro started his career in 1970 in New York with Chubb and Son and has held various management positions over the years with AIG, Home Insurance Company and Industrial Indemnity Insurance.

          Kevin Werle, 46, joined MCS USA in 2008 and serves as Executive Vice President and Chief Risk Officer. Mr. Werle was previously Vice President responsible for risk management, information technology, and quantitative research for New England Asset Management, Inc. (NEAM), a unit of Berkshire Hathaway’s General Reinsurance Corporation. Before joining the Berkshire Hathaway organization in 1998, Mr. Werle was Managing Director and Chief Operating Officer of Hartford Investment Management Company (HIMCO) and its affiliate, Hartford Investor Services, Inc. (HIS). He previously served as Vice President and Director, Investment Systems, at Hartford Financial Services Group; as a Senior Manager, Financial Services, at Andersen Consulting; and, early in his career, as a Systems Analyst/Programmer at CIGNA Investments. Mr. Werle is a Chartered Financial Analyst and received a Bachelor of Science Degree in Applied Mathematics from the University of Connecticut.

Composition, Meetings and Committees of the Board of Directors

          Our board of directors currently has 11 members, the majority of whom the board of directors has affirmatively determined, by resolution of the board of directors as a whole, are not officers or employees of Max Capital or its subsidiaries or individuals having a relationship that, in our board of directors’ opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and are therefore considered “independent” in accordance with Nasdaq Global Select Market listing standards. The directors and director nominee that our board of directors has determined to be independent in accordance with the foregoing standards are Messrs. Cheesbrough, Connell, King, Kronenberg, MacNaughton, Skala, Torsiello and Zech. The board of directors has established five committees consisting of the: Audit and Risk Management Committee, which we refer to as the ARMC; Compensation Committee; Executive Committee; Finance and Investment Committee; and Nominating and Corporate Governance Committee. The board of directors has adopted a charter for each of its committees, each of which is posted on our website at www.maxcapgroup.com. The current members of the committees are identified in the table below:

Director	Audit and Risk Management Committee	Compensation Committee	Executive Committee	Finance and Investment Committee	Nominating and Corporate Governance Committee

Zack H. Bacon III*			X	X

W. Marston Becker			X(Chairman)	X

Gordon F. Cheesbrough				X (Chairman)

K. Bruce Connell	X

Willis T. King, Jr.		X (Chairman)			X

William Kronenberg III	X	X

James H. MacNaughton	X			X

Peter A. Minton				X

Steven M. Skala		X

Mario P. Torsiello	X (Chairman)	X	X		X

James L. Zech	X				X (Chairman)

          * Mr. Bacon is not seeking re-election at the Meeting.

Meetings

          The board of directors and its committees held the following number of meetings during the fiscal year ended December 31, 2008:

Board of Directors	4

Audit and Risk Management Committee	4

Compensation Committee	6

Executive Committee	0

Finance and Investment Committee	5

Nominating and Corporate Governance Committee	2

          Each of our directors attended in person, or by telephone from outside of the United States, at least 75% of the total number of meetings of the board of directors and any committee on which he served, other than Mr. Torsiello who was absent from certain meetings for medical reasons. It is our policy that directors are expected to attend the annual general meeting of shareholders in the absence of a scheduling conflict or other valid reason. All of our directors then in office attended in person the 2008 annual general meeting of shareholders held on May 5, 2008.

Audit and Risk Management Committee

          Our ARMC is composed of Messrs. Torsiello (Chairman), Connell, Kronenberg, MacNaughton and Zech, each of whom the board of directors has determined is independent in accordance with Nasdaq Global Select Market listing standards and applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. The ARMC is governed by a written charter approved by our board of directors. The primary purpose of the ARMC is to assist the board of directors in (i) overseeing the integrity of our financial statements, (ii) overseeing our system of disclosure controls and procedures, internal controls over financial reporting and compliance with ethical standards adopted by us, (iii) overseeing the independent auditor’s qualifications, independence and performance, (iv) overseeing the performance of our internal audit function and independent auditors, (v) overseeing our compliance with legal and regulatory requirements and (vi) performing such other duties as our board of directors may from time to time delegate to it. Each of Messrs. Kronenberg, Torsiello and Zech have been designated as an “audit committee financial expert” as defined in Section 407 of the Sarbanes-Oxley Act of 2002.

Compensation Committee

          Each of the directors comprising our Compensation Committee has been determined by the board of directors to be independent in accordance with Nasdaq Global Select Market listing standards. Our Compensation Committee (i) discharges, as delegated by our board of directors, the board of directors’ responsibilities relevant to compensation of our Chief Executive Officer, (ii) reviews, approves and determines non-Chief Executive Officer remuneration, including compensation, incentive-compensation and equity-based compensation, (iii) produces a committee report on executive compensation and reviews the disclosures in the Compensation Discussion and Analysis as required by the SEC to be included in this Proxy Statement, (iv) administers our equity based compensation plans and (v) performs such other functions as the board of directors may from time to time assign to it. Under the Max Capital Group Ltd. 2008 Stock Incentive Plan which we refer to as our 2008 Incentive Plan, our Compensation Committee has the authority to grant Awards (as defined in our 2008 Incentive Plan to include incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights, stock bonus awards and performance compensation award). Our 2008 Incentive Plan was approved by our shareholders at the May 2008 annual general meeting. The 2008 Incentive Plan replaces the Max Capital Group Ltd. 2000 Incentive Plan, which we refer to as the 2000 Incentive Plan, which, together with our 2008 Incentive Plan, we refer to as our Incentive Plans. Unused shares under the 2000 Incentive Plan are used only to meet the Company’s obligations incurred pursuant to that plan prior to the effectiveness of our 2008 Incentive Plan. Our Compensation Committee also reviews and approves contractual employment and compensation arrangements with executive officers and other members of senior management and oversees the administration of our employee benefits and benefit plans.

Executive Committee

          During the intervals between meetings of our board of directors, the Executive Committee may exercise the powers of the board of directors to act upon any matters that, in the opinion of the chairman of the board of directors, should not be postponed until the next scheduled meeting of the board of directors. The Executive Committee is precluded from acting on matters that are (i) deemed impermissible for the Executive Committee to act upon by our memorandum of association and bye-laws, applicable law, regulation or stock exchange rules or (ii) properly reserved to the board of directors or to another committee of the board of directors.

Finance and Investment Committee

          The Finance and Investment Committee oversees our board of directors’ responsibilities relating to our financial affairs and makes recommendations to the board of directors in connection with our investment guidelines, investment asset allocations and financing activities. As part of this function, the Finance and Investment Committee also reviews and makes recommendations regarding our dividend policy, share repurchase program, capital expenditure budgets, corporate acquisitions, divestitures and joint ventures.

Nominating and Corporate Governance Committee

          Our Nominating and Corporate Governance Committee is composed entirely of non-management directors, each of whom our board of directors has determined is independent in accordance with Nasdaq Global Select Market listing standards. The Nominating and Corporate Governance Committee (i) identifies individuals qualified to become members of the board of directors, (ii) recommends to the board of directors individuals to serve as directors and on committees of the board of directors, (iii) advises the board of directors with respect to composition, procedures and committees, (iv) evaluates and makes recommendations to the board of directors with respect to the compensation of directors, (v) develops and recommends to the board of directors a set of corporate governance principles for us, (vi) oversees the evaluation of the board of directors, (vii) develops succession planning for our executive officers and (viii) has such other powers and performs such other duties as our board of directors may from time to time delegate to it.

          The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders. Any shareholder wishing to nominate a candidate for director at a shareholders’ meeting must submit a proposal as described under “Additional Information—Shareholder Proposals for Annual General Meeting of Shareholders in 2010” and furnish certain information about the proposed nominee. Candidates must have a minimum of 10 years of executive level experience, but otherwise there are no minimum requirements for nominees. The Nominating and Corporate Governance Committee’s goal is to recommend individuals that have high ethical standards combined with the experience and expertise that, when added to the experience and expertise of the other members of our board of directors, will result in the board of directors as a whole having experience and expertise in the various areas within which our board of directors is called to operate. The shareholder submission should be addressed to the Secretary of Max Capital at Max House, 2 Front Street Hamilton HM 11 Bermuda. There have been no modifications to the procedure by which security holders may recommend nominees since we last provided this disclosure.

Additional Committee Members

          Additional committee members may be added from time to time. The composition of any or all committees may change, subject to the results of elections of directors at shareholders’ meetings or for other reasons. Additionally, we may from time to time form other committees as circumstances warrant. Such committees will have the authorities and responsibilities as delegated by our board of directors.

Shareholder Communications

          We have adopted a formal process by which shareholders may communicate directly to directors, in which any communication sent to a director or directors in care of the Secretary of Max Capital is forwarded to the specified director or directors. There is no screening process, other than to confirm that the sender is a shareholder, and all shareholder communications that are received by the Secretary of Max Capital for the attention of a director or directors are forwarded to the director or directors, with a copy to the chairman of the ARMC.

Security Ownership of Certain Beneficial Owners, Officers and Directors

          The following table sets forth information as of August 31, 2009, with respect to the beneficial ownership, as defined in Rule 13(d) under the Exchange Act, of our common shares and the applicable voting rights attached to such share ownership in accordance with our bye-laws by (i) each person known by us to beneficially own, as defined in Rule 13d-3 under the Exchange Act, 5% or more of our outstanding common shares, (ii) each director and nominee for director, (iii) each named executive officer (as defined below under “Compensation Discussion and Analysis”) and (iv) all executive officers, directors and director nominees as a group. As of August 31, 2009, there were 57,028,087 common shares issued and outstanding. For purposes of the following table and the footnotes thereto, the term “currently exercisable” means exercisable as of August 31, 2009 or within 60 days following such date.

Name and Address of Beneficial Owner (1)	Number of Common Shares		Percent of Class (2)

Louis Moore Bacon Moore Holdings, LLC (“Moore Holdings”) 1251 Avenue of the Americas, 53 rd Floor New York, NY 10020 USA	9,418,873	(3)	15.9%

Entities affiliated with Moore Capital Management, LLC (other than Moore Holdings, LLC) 1251 Avenue of the Americas, 53 rd Floor New York, NY 10020 USA	2,333,334	(4)	4.1%

T. Rowe Price Associates, Inc. (“Price Associates”) 100 East Pratt Street Baltimore, MD 21202 USA	3,456,938	(5)	6.1%

W. Marston Becker	308,522	(6)	*
Angelo M. Guagliano	184,406	(7)	*
Peter A. Minton	482,935	(8)	*
Joseph W. Roberts	13,246	(9)	*
Stephen J. Vaccaro, Jr.	0	(10)	*
Zack H. Bacon III	204,000	(11)	*
Gordon F. Cheesbrough	2,000	(12)	*
K. Bruce Connell	4,000	(13)	*
Willis T. King, Jr.	62,000	(14)	*
William Kronenberg III	116,333	(15)	*
James H. MacNaughton	0	(16)	*
Steven M. Skala	48,666	(17)	*
Mario P. Torsiello	20,000	(18)	*
James L. Zech	365,647	(19)	*
All directors, nominees and executive officers, as a group (19 persons)	1,842,559	(20)	3.2%

* Less than 1%

(1)	Unless otherwise stated, the address for each beneficial owner is c/o Max Capital Group Ltd., Max House, 2 Front Street, Hamilton HM 11, Bermuda.

(2)

Computed on the basis of (i) 57,028,087 shares outstanding as of August 31, 2009, plus (ii) options exercisable within 60 days thereafter and (iii) warrants exercisable within 60 days thereafter. Our bye-laws reduce the total voting power of any U.S. shareholder owning, directly or indirectly, beneficially or otherwise, as described in our bye-laws, 9.5% or more of the common shares to less than 9.5% of the total voting power of our capital stock unless otherwise waived at the discretion of the board of directors. As a result of the application of our bye-laws, the combined voting power of Moore Holdings, together with its affiliates, Moore Global Investments, Ltd. and Remington Investment Strategies, L.P., which we refer to collectively as the Moore Group, is now limited to less than 9.5%, which results in the increase of the voting power of other shareholders. Pursuant to our bye-laws, the voting power of other shareholders, in aggregate, is increased by the same number of votes held by the Moore Group that are subject to the voting limitation. Such increase applies to each of the other shareholders in proportion to its voting power as determined on any applicable record date, provided that such increase will be limited to the extent necessary to avoid causing any U.S. shareholder to have 9.5% or more voting power. Our bye-laws also limit the number of our common shares that may be owned by any person to less than 9.5% of our total common shares outstanding, unless otherwise waived by the board of directors. Our board of directors has waived this ownership limitation with respect to the Moore Group.

(3)

Includes warrants to acquire 2,205,318 common shares beneficially owned by Moore Holdings. Does not include 1,666,667 common shares beneficially owned by Moore Global Investments, Ltd., which we refer to as MGI, or 666,667 common shares beneficially owned by Remington Investment Strategies, L.P., which we refer to as Remington. Does not include 237,333 common shares owned by family members of Mr. Louis Bacon including 202,000 common shares owned by Mr. Zack Bacon, his brother and one of our directors. Mr. Louis Bacon, as the controlling member of Moore Holdings, may be deemed to beneficially own the common shares and warrants to acquire common shares beneficially owned by Moore Holdings.

(4)

Consists of 1,666,667 common shares held of record or beneficially by MGI and 666,667 common shares held of record or beneficially by Remington. Moore Capital exercises voting and investment power with respect to portfolio assets held for the account of MGI. Moore Capital Advisors, L.L.C. is the sole general partner of Remington. Mr. Louis Bacon is the majority shareholder of Moore Capital and is the majority equity holder of Moore Capital Advisors, L.L.C. As a result, Mr. Louis Bacon may be deemed to be the beneficial owner of the aggregate shares held of record or beneficially by MGI and Remington. Does not include 7,213,555 common shares or warrants to acquire 2,205,318 common shares beneficially owned by Moore Holdings as described in footnote 3.

(5)

Price Associates’ beneficial ownership of our common shares is based solely on a Form 13G filed by Price Associates on February 12, 2009. These common shares are owned by various individual and institutional investors including T. Rowe Price Mutual Funds, which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the common shares. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of these common shares, however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such common shares.

(6)

Includes (i) 2,000 common shares owned by the Becker Family Limited Partnership, of which Mr. Becker is a controlling partner, (ii) 2,000 restricted common shares that vest within 60 days following August 31, 2009, (iii) 2,188 common shares issued under our Employee Stock Purchase Plan for U.S. Taxpayers, which we refer to as the ESPP-US, that remain subject to transfer restrictions and (iv) 226,667 common shares issuable upon the exercise of options issued under our Incentive Plans that are currently exercisable. Does not include (i) 108,333 common shares issuable upon the exercise of options under our Incentive Plans that are not currently exercisable and (ii) 158,621restricted common shares issued under our Incentive Plans that remain subject to vesting provisions.

(7)

Includes 50,565 common shares issuable upon the exercise of options issued under our Incentive Plans that are currently exercisable. Does not include 154,230 restricted common shares issued under our Incentive Plans that remain subject to vesting provisions.

(8)

Includes (i) warrants that are currently exercisable to acquire 116,652 common shares and (ii) 110,000 common shares issuable upon the exercise of options issued under our Incentive Plans that are currently exercisable. Does not include 91,281 restricted common shares issued under our Incentive Plans that remain subject to vesting provisions.

(9)

Includes (i) 12,090 common shares issuable upon the exercise of options issued under our Incentive Plans that are currently exercisable and (ii) 1,156 common shares issued under our Employee Stock Purchase Plan for Non-U.S. Taxpayers, which we refer to as the ESPP-NUS, that remain subject to transfer restriction. Does not include 104,172 restricted common shares issued under our Incentive Plans that remain subject to vesting provisions.

(10)

Does not include (i) 300,000 common shares issuable upon the exercise of options under our Incentive Plans that are not currently exercisable and (ii) 102,740 restricted common shares issued under our Incentive Plans that remain subject to vesting provisions.

(11)

Includes (i) 200,000 common shares beneficially owned by Mr. Zack Bacon that have been pledged to HSBC Bank USA pursuant to that certain Pledge and Hypothecation Agreement dated March 12, 2002 and (ii) 2,000 restricted common shares that vest within 60 days following August 31, 2009. Mr. Zack Bacon disclaims any beneficial interest in the common shares beneficially owned by Mr. Louis Bacon, Moore Holdings and entities affiliated with Moore Capital. Does not include 6,000 restricted common shares issued under our Incentive Plans that remain subject to vesting provisions.

(12)

Consists of 2,000 common shares held by PSV Investments Ltd., an entity controlled by Mr. Cheesbrough. Does not include 6,000 restricted common shares issued under our Incentive Plans that remain subject to vesting restrictions.

(13)	Consists of 4,000 shares owned by Mr. Connell’s wife. Does not include 6,000 restricted common shares issued under our Incentive Plans that remain subject to vesting restrictions.

(14)

Includes (i) 2,000 common shares issuable upon the exercise of options issued under our Incentive Plans that are currently exercisable and (ii) 2,000 restricted common shares that vest within 60 days following August 31, 2009. Does not include 6,000 restricted common shares issued under our Incentive Plans that remain subject to vesting restrictions.

(15)

Includes 2,000 restricted common shares that vest within 60 days following August 31, 2009. Does not include 6,000 restricted common shares issued under our Incentive Plans that remain subject to vesting restrictions.

(16)	Does not include 4,000 restricted common shares issued under our Incentive Plans that remain subject to vesting restrictions.

(17)

Includes (i) 26,666 common shares beneficially owned by Stockmoor Pty. Ltd., as to which Mr. Skala has a beneficial interest as the sole director thereof and as a beneficiary of a trust, the trustee of which is a shareholder in the ultimate holding company of Stockmoor Pty. Ltd., (ii) 18,000 common shares issuable upon the exercise of options issued under our Incentive Plans that are currently exercisable and (iv) 2,000 restricted common shares that vest within 60 days following August 31, 2009. Does not include 6,000 restricted common shares issued under our Incentive Plans that remain subject to vesting provisions.

(18)

Includes (i) 18,000 common shares issuable upon the exercise of options issued under our Incentive Plans that are currently exercisable and (ii) 2,000 restricted common shares that vest within 60 days following August 31, 2009. Does not include 6,000 restricted common shares issued under our Incentive Plans that remain subject to vesting provisions.

(19)

Includes (i) 18,000 common shares issuable upon the exercise of options issued under our Incentive Plans that are currently exercisable, (ii) 188,538 shares held in trust for the benefit of family members and (iii) 2,000 restricted common shares that vest within 60 days following August 31, 2009. Does not include 6,000 restricted common shares issued under our Incentive Plans that remain subject to vesting provisions.

(20)

Includes (i) warrants that are currently exercisable to acquire 116,652 common shares, (ii) options to acquire 465,537 common shares that are currently exercisable, (iii) 14,000 restricted common shares that vest within 60 days following August 31, 2009, (iv) 5,092 common shares issued under our ESPP-US that remain subject to transfer restrictions and (v) 1,156 common shares issued under our ESPP-NUS that remain subject to transfer restrictions. Does not include (A) options to acquire 408,333 common shares that are not currently exercisable and (B) 756,335 restricted common shares issued under our Incentive Plans that remain subject to vesting provisions.

Certain Relationships and Related Transactions

Policies and Procedures Dealing with the Review, Approval and Ratification of Related Party Transactions

          In February 2008, the ARMC adopted a written policy, which was approved by our board of directors and replaced the ARMC’s prior policy, for the review, approval and ratification of transactions with related persons. The policy covers related party transactions between us and any of our executive officers and directors or their affiliates. Related party transactions covered by this policy are reviewed by the ARMC to determine whether the transaction is in the best interests of our Company and our shareholders. Subsequent to the adoption of the policy above, we have followed this policy regarding all reportable related party transactions.

          Described below are transactions we have entered into with parties that are related to us. We believe that each of the transactions described below was on terms no less favorable to us than we could have obtained from unrelated parties.

Transactions and Relationships with Directors and their Affiliates

          Alstra, an affiliate of Mr. Bacon who is not seeking re-election, served as fund of funds advisor for Max Diversified from April 2004 through January 2009. In consideration of the reduced allocation to alternative investments, we believe it prudent to manage Max Diversified’s investments internally. Accordingly, we hired certain key personnel from Alstra and terminated the services agreement with Alstra effective January 31, 2009. The research staff hired from Alstra assists in our internal management of both the traditional and alternative investment portfolios.

          Mr. Bacon is a member of the Executive Committee and the Finance and Investment Committee of our board of directors, which is responsible for, among other things, making recommendations to our board of directors regarding the selection of investment managers and custodians for our investable assets.

          For the year ended December 31, 2008, Alstra received $8.2 million in fees as the fund of funds advisor for Max Diversified. Prior to October 2008, Max Diversified paid Alstra a fee of 70 basis points plus 7.5% of the return in excess of a 10% threshold on the net asset value of funds in which Max Diversified was invested. In October 2008, this fee was replaced with a flat management fee which is adjusted annually. For the annual period beginning October 1, 2008, the annual management fee is $8 million. Max Diversified had approximately $50.2 million invested in funds managed directly by Moore Capital or its affiliates and approximately $699.0 million invested in other funds as of December 31, 2008. Moore Capital received aggregate management and incentive fees of $2.8 million in respect of Max Diversified’s assets invested in underlying funds managed by Moore Capital or its affiliates for the year ended December 31, 2008.

          Since May 2005, Mr. Heyman, a former director of Max Capital who chose not to seek re-election at our May 2008 Annual General Meeting, has been Vice Chairman and Chief Investment Officer of The Travelers Companies, Inc. (formerly The St. Paul Travelers Companies) and, from May 2002, he was Executive Vice President and Chief Investment Officer of that company. A subsidiary of The Travelers Companies, Inc. is one of our shareholders.

          Mr. Zech, a director of Max Capital, serves as principal of High Ridge Capital, L.L.C., an affiliate of High Ridge Capital Partners II, L.P., which was one of our shareholders until February 2008. From 2005 until June 2009, Mr. Zech was an employee of Northaven Management Inc. and a member of Northaven Associates, LLC, the manager and general partner, respectively, of four entities that were our shareholders until February 2008.

          As an insurer and reinsurer with clients worldwide, in the ordinary course of business, we routinely insure and reinsure entities affiliated with our directors.

Transactions with Grand Central Re

          Mr. Minton, our Chief Operating Officer and a director, became a director of Grand Central Re in 2006. Mr. Roberts, our Chief Financial Officer, became President of Grand Central Re in April 2007. For services under the insurance management agreement between Max Managers and Grand Central Re, Max Managers received fees of $0.8 million in the year ended December 31, 2008.

          Max Bermuda entered into a quota share retrocession agreement with Grand Central Re, effective as of January 1, 2002, that required each of Max Bermuda and Grand Central Re to retrocede a portion of their respective gross premiums written from certain transactions to the other party in order to participate on a co-insurance basis. Effective January 1, 2004, the quota share arrangement with Grand Central Re was amended to suspend new business. In December 2004, Grand Central Re applied to the Bermuda Monetary Authority to change its status from a Class 4 composite insurer to a Class 3 composite insurer and currently has no plans to continue business.

Shareholders’ Agreement and Registration Rights

          Pursuant to a shareholders’ agreement dated as of December 22, 1999, Moore Holdings is entitled to require us to register their holdings of our common shares under the Securities Act of 1933, as amended. Moore Holdings will be permitted to demand up to three registrations on Form S-1, or similar long-form registrations, and an unlimited number of demand registrations under Forms S-2 or S-3, or similar short-form registrations, provided that we will not be required to effect more than two demand registrations in any 12-month period. In addition, each long-form registration must have an aggregate offering price of at least $50 million, which amount includes the aggregate offering price of common shares included in such registration by any other shareholders. The shareholders’ agreement also provides certain shareholder piggyback rights to include their shares in registration statements covering shares to be offered by Max Capital or other shareholders, subject to cutbacks as further described in the shareholders’ agreement. The exercise of demand and piggyback rights are subject to such other limitations and conditions as are customary in registration rights agreements.

Ownership and Voting Limitations

          Pursuant to Max Capital’s bye-laws, less than 9.5% of our common shares may be owned by any person, which we refer to as the Ownership Limitation, or voted by any U.S. shareholder, which we refer to as the Voting Limitation, unless otherwise waived by our board of directors.

          Our board of directors has waived the Ownership Limitation with respect to the Moore Group. Pursuant to the Voting Limitation, however, the voting power of the Moore Group is limited to less than 9.5%.

Compensation Discussion and Analysis

          Our Compensation Committee is responsible for establishing, implementing and monitoring adherence with our compensation philosophy and objectives. Our Compensation Committee believes that the most effective compensation program is one that rewards the achievement of both short-term and long-term goals and which aligns the interests of our executives with those of our shareholders. Our short-term compensation is comprised of base salary and annual cash bonuses and our long-term compensation is comprised of equity awards, including stock options and restricted shares. Our Compensation Committee evaluates performance (at the Company, department and individual levels) and compensation (in comparison to our peers) in order to ensure that we attract, retain and motivate the key individuals necessary to lead us to achieve our strategic objective of increased shareholder value over the long term.

          For 2008, our named executive officers were (i) W. Marston Becker, our Chief Executive Officer, (ii) Joseph W. Roberts, our Chief Financial Officer, and (iii) Peter A. Minton, Angelo M. Guagliano and Stephen J. Vaccaro, Jr., our three most highly compensated executive officers, other than Messrs. Becker and Roberts, who served as executive officers at the end of the last fiscal year.

          We compensate our named executive officers according to the terms of their respective employment agreements. All of our named executive officers entered into employment agreements in 2007 or 2006, as applicable. In December 2008, we revised the employment agreements of our named executive officers other than Mr. Roberts in order to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the Final Treasury Regulations promulgated thereunder, which we refer to as the Code.

Role of Compensation Committee and Management in Compensation Decisions

          Our Compensation Committee reviews all recommendations made with respect to discretionary compensation and approves all discretionary compensation decisions for our named executive officers. Members of senior management (including our named executive officers) provide information to our Compensation Committee with respect to individual and departmental performance to assist our Compensation Committee in its analysis and evaluation of the compensation of our named executive officers.

          The competitiveness of our compensation packages is evaluated against other Bermuda and U.S. companies with which we compete, with adjustments where appropriate to reflect our offshore locations. In 2008, we relied primarily on a database provided by Equilar, Inc. which aggregates information from proxy statements and other documents filed with the SEC to analyze compensation data (including base salary, bonus compensation and equity awards) assisting the Compensation Committee in analyzing the compensation received by our chief executive officer and other executive officers in comparison to our peers companies (set forth below) and other similarly situated publicly traded companies. In addition, we used data from a third party compensation survey, namely the PricewaterhouseCoopers Bermuda International Business Compensation Report.

          Based on a review of these outside sources, our Compensation Committee determined that our current compensation philosophy remained in line with our long term goals of employee retention and alignment of employee interests with the interests of our shareholders.

Compensation Mix and Other Compensation

          We allocate compensation between long-term and currently paid compensation to ensure adequate base compensation to attract and retain qualified personnel, while providing incentives to maximize long-term value for our Company and our shareholders. Based on a review of data sourced from Equilar, Inc. and other service providers, our Compensation Committee determined that certain changes to our traditional allocation methodology were warranted and are set forth below. We provide cash compensation in the form of base salary to meet competitive salary standards.

          We provide annual cash bonus compensation to reward performance against specific short-term goals. We provide equity-based compensation to reward performance against specific objectives and long-term strategic goals and to align the long-term interests of management with those of our shareholders.

          Although the employment agreements provide a framework for the aggregate compensation paid to each named executive officer, the employment agreements do not provide guidance with respect to the mix of short-term and long-term compensation for our named executive officers. Instead, our Compensation Committee has broad discretion to determine the appropriate compensation mix with respect to each named executive officer.

          Typically, the allocation of equity compensation for our named executive officers in a particular year will reflect both market conditions, competitive market data, previously awarded equity and our long-term objective of retaining skilled executives. For 2008, our allocation of equity compensation to our named executive officers was affected by the competitive market consideration and the unprecedented turmoil in the U.S. and foreign capital markets. Our Compensation Committee, in calibrating each named executive officer’s allocation of long-term versus currently paid compensation, focused on delivering the appropriate total direct compensation. However the overall value of long term incentive compensation available to the Company has been reduced by nearly 50% as a result of ongoing instability in the financial markets.

          Bonuses awarded to our named executive officers are allocated between cash and equity compensation. With respect to bonus awards reflecting the named executive officer’s 2008 performance, for those named executive officers who received equity compensation granted subject to vesting conditions as a portion of their bonus award, such equity compensation ranged from 11% to 65% of the named executive officer’s bonus award. Typically, the allocation of a named executive officer’s bonus award between equity and cash is designed to reflect our annual performance. Generally, in years when we perform well, we expect a greater allocation to the cash component of the total bonus award. In years when our performance is below expectations, we expect a greater allocation to the equity component of the total bonus award. Our Compensation Committee, however, retains the discretion to adjust the component weights when, in its judgment, it is in our best interest to do so. For bonus awards reflecting the named executive officer’s 2008 performance, our Compensation Committee determined allocating a greater percentage of the bonus to the equity component would deliver an inflated long-term opportunity based on the value of the underlying security at the time of such grant and as such adjusted the value and allocation accordingly.

          In addition to cash and equity compensation, we may provide our named executive officers with an automobile allowance, reimbursement for country club dues, housing allowance, participation in life insurance, health, disability and major medical insurance plans, and such other employee benefit plans and programs and perquisites as we may from time to time maintain for the benefit of our employees. While we intend to maintain our current benefits and perquisites for our named executive officers, our Compensation Committee may revise, amend or add to these benefit programs at its discretion.

          Base Salary. We use base salary to recognize the experience, skills, knowledge, roles and responsibilities of our employees and executive officers. When establishing the 2008 base salaries of our named executive officers, our Compensation Committee considered the following factors:

•	competitive market data;

•	the scope of the individual’s position;

•	individual responsibilities and performance expectations; and

•	our ability to replace the individual based on the limited number of qualified candidates available in or willing to relocate to Bermuda (if applicable).

          Base salaries, along with other components of total compensation, are reviewed by our Compensation Committee at least annually. We expect the base salaries of our named executive officers to stay relatively constant, increasing when the insurance and reinsurance market moves or when a named executive officer assumes a larger role.

          In 2008, the leading factor in determining the salary level of our named executive officers was the employment market in Bermuda and, solely in respect of Mr. Vaccaro, the United States for senior executives of insurance and reinsurance companies.

          In 2007, the base salaries for each of Messrs. Becker, Roberts, Minton, Guagliano and Vaccaro were $750,000, $334,042, $500,000, $485,853 and $500,000, respectively. The 2008 base salary increases for Messrs. Becker, Roberts, Minton, Guagliano and Vaccaro were $0, $40,958 , $25,000, $14,147 and $0, respectively resulting in base salaries of $750,000, $375,000, $525,000, $500,000 and $500,000, respectively.

          The 2009 base salaries for Messrs. Becker, Roberts, Minton, Guagliano and Vaccaro were initially set at $850,000, $390,000, $550,000, $510,000 and $500,000, respectively. During the third quarter of 2009, the base salaries of Messrs. Becker, Roberts and Minton were adjusted to $1,000,000, $450,000 and $625,000, respectively, in order to better align their salaries with competitive market levels. In addition to the amounts set forth above, the base salaries for each of Messrs. Becker, Minton and Guagliano also include a recurring salary adjustment initially applied in 2009 of $65,800, $43,300 and $40,800, respectively, which account for the named executive officer’s loss of benefits under our Excess Benefit Plan.

          Bonuses. Subject to any guidelines provided in each named executive officer’s employment agreement, each named executive officer’s 2008 bonus award is discretionary and is determined by our Compensation Committee taking into account the following components: company performance, company performance compared to peers, department performance and individual performance.

Company Performance

          Our Compensation Committee considers company performance based on an analysis of (i) our financial performance against targets established by our Compensation Committee and (ii) our financial performance as compared to that of peer companies selected annually by our Compensation Committee.

          In 2008, the peer companies group identified by our Compensation Committee consisted of Allied World Assurance Company Holdings, Ltd., Arch Capital Group Ltd., Aspen Insurance Holdings Limited, Axis Capital Holdings Limited, Endurance Specialty Holdings Ltd., Everest Re Group, Ltd., Lancashire Holdings Limited, Montpelier Re Holdings Ltd., Platinum Underwriters Holdings, Ltd., Reinsurance Group of America, Incorporated and Validus Holdings, Ltd. These companies were selected because of their similarities to us, in the aggregate, with respect to lines of business, organizational size and operational history.

          The financial metrics evaluated by our Compensation Committee when measuring company performance in 2008 were operating return on equity, combined ratio, expense ratio, our performance versus peers and the attainment of strategic objectives. Shortly following the completion of the fiscal year, our Compensation Committee assessed our performance on each of the financial metrics by comparing our estimated year-end results, at the time the bonus pool allocations were made, against our performance targets. In addition, our Compensation Committee considered our results in relation to the peer companies listed above based on their publicly available information. This assessment is used to compute a company score and together with departmental results assists our Compensation Committee in determining the available pool for bonus awards to all employees.

          The following table details our 2008 financial performance targets and results with respect to these performance measures:

Performance Measure	Target Performance	Estimated Results
Combined Ratio	91.9	91.6
Expense Ratio	22.7	23.8
Operating Return on Equity	15.1	11.3

          For 2008, our Compensation Committee normalized operating return on equity as a result of our investment results and for comparison with peer companies. This action was taken in response to the unprecedented turmoil in the U.S.

and global financial markets notwithstanding our Compensation Committee’s belief that we achieved solid operating performance during this period.

Departmental Performance

          The bonus pool is allocated across departments according to scores reflecting realization of departmental-level goals and objectives. For our underwriting departments, the principal determinants of these scores are profitability and return on utilized capital. Performance for our underwriting units is analyzed over a rolling three-year period. The scores assigned to our non-underwriting departments reflect the functions or responsibilities of the department and often involve more subjective determinations since their performance is more difficult to quantify.

Individual Performance

          Our named executive officers’ individual performance during the year is assessed with an emphasis on identifying and rewarding those personal qualities and characteristics relevant to the individual’s job performance and key corporate goals namely (i) personal contribution to short-term and long-term business results, (ii) successful execution of key strategic objectives, (iii) demonstrated leadership capability, (iv) demonstrated application of relevant technical expertise, (v) ethical conduct and (vi) regulatory compliance. These factors, while considered in their totality by our Compensation Committee, are not assigned a particular weight during the evaluation process.

          The scores derived from company and departmental results together with individual performance assessments are utilized to determine the recommended bonus level for eligible individuals. Final determinations, however, are not based on a strict formula. While mindful of the benefit of certainty attendant to a strictly formulaic bonus determination process, our Compensation Committee believes that a formulaic analysis comprises one component of the total analysis that reflects its business judgment. Our Compensation Committee, therefore, retains final discretion with respect to bonus determinations of our named executive officers and will adjust the weight of scores as appropriate to reflect the individual’s responsibility for and contribution to our performance.

          In recognition of Mr. Becker’s lead position with us and as an incentive for him to join us in late 2006, our Compensation Committee agreed during the negotiation process to expressly set a target bonus for Mr. Becker within his employment agreement. The employment agreement for Mr. Becker specifies a target cash bonus at 100% of base salary with a range from 0% through 250%.

          The employment agreements for Messrs. Roberts, Minton and Guagliano provide that, at the beginning of each calendar year, or shortly thereafter, our board of directors or its designated committee will provide a target bonus amount for such year to the executive. Pursuant to each of their employment agreements, a target bonus below 50% of base salary would constitute Good Reason (as defined under “Employment Agreements” below) triggering certain payments by us to the executive officer if the executive elects to terminate his employment. The target bonus in 2008 for each of Messrs. Roberts, Minton and Guagliano was 87.5%,

          Mr. Vaccaro is also eligible for annual bonuses pursuant to the terms of his employment agreement, however he was not entitled to any particular minimum or target bonus with respect to 2008.

          In determining the individual bonuses applicable to 2008 performance, and the mix of cash and restricted shares for each of the named executive officers, our Compensation Committee considered the Company’s performance versus the targeted performance expectations, the individual’s contribution to Company performance, as well as the named executive officer’s total compensation relative to the compensation paid to similarly situated executives at peer companies. Generally, restricted shares are subject to three-year cliff vesting because our Compensation Committee believes this period to be an effective performance and retention tool since the named executive officers are in a position to influence longer term results and the restricted shares are generally forfeited if the named executive officer terminates employment.

          Our Compensation Committee awarded Mr. Becker a cash bonus of $1,700,000 or 227% of his base salary compared to his target of 100% and a restricted share grant with a grant date value of $1,000,000 equivalent to 133% of his base salary. To further incentivize Mr. Becker, our Compensation Committee awarded a performance based equity award of 108,333 stock options and 33,333 restricted shares with vesting restrictions which will lapse only to the extent that the performance measures are met over a two-year period. Our Compensation Committee believes that this award aligns the interests of Mr. Becker with the longer-term interest of the Company.

          Messrs. Roberts, Minton and Guagliano were awarded cash bonuses of $350,000, or 93% of base salary;$950,000, or 181% of base salary; and $550,000, or 110% of base salary, respectively, and restricted share grants with a grant date value of $649,992, or 173%, $489,994, or 93% and $649,992, or 130% of base salary, respectively.

          Mr. Vaccaro was awarded a cash bonus of $400,000 comprising 80% of base salary and a restricted share grant with a grant date value of $50,005 representing 10% of his base salary.

          The 2009 bonus targets for Messrs. Becker, Roberts, Minton and Guagliano have been set to 100%, 87.5%, 87.5% and 87.5%, respectively, remaining at the 2008 level.

          Incentive Plan Awards. Our 2008 Incentive Plan was approved by our shareholders at our May 2008 Annual General Meeting. Awards granted to our named executive officers, employees and directors on or prior to May 5, 2008 were granted pursuant to our 2000 Incentive Plan. Beginning May 6, 2008, awards granted to our named executive officers, employees and directors (other than pursuant to a reload feature discussed below) are granted under the 2008 Incentive Plan. Awards granted to our named executive officers pursuant to compensation earned in 2008 are granted under our 2008 Incentive Plan

          Certain option awards previously granted to our named executive officers under the 2000 Incentive Plan incorporated a reload feature whereby if a named executive officer pays the exercise price of the option by tendering common shares rather than cash, the named executive officer is automatically granted new stock options to purchase common shares in the amount that was used to pay the exercise price of the original award. Our Compensation Committee has evaluated the costs and benefits to the Company of this reload feature and decided that the 2008 Incentive Plan would not provide for reload provisions in future option awards.

          In 2008, Mr. Guagliano exercised an option award with a reload feature originally granted under our 2000 Incentive Plan and as a result received a grant of options to acquire 5,202 of our common shares with this reload feature. Other than Mr. Guagliano, no named executive officer received an option grant with this feature in 2008.

          We grant stock option awards principally in cases where our new employees leave behind stock options or other awards at their former employers and seek to be compensated by us. After commencement of the employment relationship and going forward, our Compensation Committee anticipates an expanded use of restricted share and restricted share unit awards as opposed to stock options. This shift is due in a large part to recent changes in the accounting treatment for stock options as a result of Statement of Financial Accounting Standards No. 123(R), which has made granting stock options less attractive to us. Furthermore, our Compensation Committee believes that restricted shares provide an equally motivating form of incentive compensation while serving to better align the interests of our shareholders and management.

          For 2008 as part of their bonus, each of Messrs. Becker, Roberts, Minton, Guagliano and Vaccaro received grants under our 2008 Incentive Plan in the form of restricted shares as described above under “Bonuses.” The awards vest on the third anniversary of the grant date if the named executive officer is employed on the vesting date and a pro-rata portion of the restricted shares will vest (based on the number of days the named executive officer is employed during the vesting period) in the event of the named executive officer’s death, disability, termination with out Cause or termination for Good Reason from the Company. Upon a change in control (as defined in the description of our 2008 Incentive Plan below) or, subject to limitations, our failure to renew a Bermuda-based named executive officer’s work permit, any unvested restricted share awards will automatically vest.

Section 162(m) Disclosure

          Code Section 162(m) limits the tax deductibility by U.S. companies of certain compensation paid to “covered employees” within the meaning of Code Section 162(m). This provision generally disallows a tax deduction to public corporations for compensation in excess of $1,000,000 per year unless it is considered performance-based compensation under the Code.

          For 2008, the compensation of Mr. Vaccaro, who is an employee of Max Specialty Services, one of our U.S. subsidiaries, was subject to the corporate income tax deductibility rules of Code Section 162(m). In those cases where Code Section 162(m) is applicable, we believe that the corporate income tax deductibility of compensation is an important factor, but not the sole factor, in setting executive compensation policy or in rewarding executive performance. Accordingly, although we generally intend to avoid the loss of a tax deduction due to Code Section 162(m), we reserve the right to pay amounts that are not deductible in appropriate circumstances. We believe that the compensation we paid to Mr. Vaccaro for 2008 will be deductible under Code Section 162(m).

Common Share Ownership Guidelines

          We believe that broad-based share ownership by our employees, including our named executive officers, is the most effective method to deliver superior shareholder returns by increasing the alignment between the interests of our employees and our shareholders. We do not, however, have a formal requirement for share ownership by any group of employees.

Change in Control and Severance

          Upon termination of employment or a change in control, our named executive officers may receive (i) accelerated vesting of awards granted under our Incentive Plans and/or (ii) severance payments under the circumstances described below.

          Generally under our Incentive Plans, if a change in control occurs, (i) the then outstanding options become immediately exercisable, (ii) the restricted period on restricted share awards and restricted stock units expire (including without limitation a waiver of any applicable performance goals), (iii) the performance periods in effect end and our Compensation Committee will (x) determine the extent to which performance goals have been met and (y) cause the named executive officer to receive partial or full payment of awards and (iv) any awards previously deferred will be settled in full as soon as practicable. For more details on these provisions, please see “Potential Payments upon Termination or Change in Control.”

          Upon termination of employment, our named executive officers are eligible to receive severance payments which, depending upon the circumstances surrounding termination and the terms of the applicable employment agreement, may include:

•	a cash payment based on a multiple of the named executive officer’s base salary set forth in his employment agreement or actual base salary at the time of termination;

•

a pro-rated target bonus for the year of termination (as determined in good faith by our Compensation Committee based on the relative achievement of performance targets through the termination date); and

•	in the case of Messrs. Becker, Minton, Roberts and Guagliano, a cash payment reflecting a multiple of the named executive officer’s last paid bonus; and

•	accelerated vesting of equity grants.

          In addition, Mr. Robert’s employment agreement provides vesting credit with respect to 35,000 of the 48,699 shares comprising his February 2007 award in the event his termination arises without Cause or for Good Reason (as defined below). Our Compensation Committee elected to include this language in Mr. Robert’s employment agreement in recognition of his then new role with us and its attendant responsibilities.

          Our severance obligations are designed to be competitive with the amounts payable to executives in similar positions at similar companies. Termination payments to a named executive officer with an employment agreement are made within the time period specified in the respective employment agreement and are contingent upon the named executive officer’s continued compliance with certain restrictive covenants and the execution of a release of claims.

          The change in control provisions reflect our belief that our named executive officers and other employees who have built the Company into a successful enterprise should be protected in the event of a change in control. Further, we believe the interests of shareholders will be best served if the interests of our named executive officers are aligned with shareholders, and providing change in control benefits should eliminate, or at least reduce, any potential reluctance of our named executive officers to pursue potential change in control transactions that may be in the best interests of shareholders.

          While the definition of “change in control” (discussed below under “Payments upon Termination or Change in Control”) contained in the employment agreements of (i) Messrs. Becker, Roberts and Minton, (ii) Mr. Guagliano and (iii) Mr. Vaccaro are materially similar, the definitions in each of Messrs. Guagliano’s and Vaccaro’s agreement reflect employment by Max Bermuda and Max Specialty Services, respectively. As such, while there is substantial overlap among the definitions, Mr. Guagliano and Vaccaro’s definitions contain references to Max Bermuda or Max Specialty Services, as applicable, for purposes of describing occurrences that would constitute a change in control under their agreements.

          The definitions of “Good Reason” (discussed below under “Payments upon Termination or Change in Control”) in the employment agreements of (i) Mr. Becker, (ii) Messrs. Roberts, Minton and Guagliano and (iii) Mr. Vaccaro contain a small degree of variation. Mr. Vaccaro’s agreement was negotiated as part of the acquisition of our U.S. operations. Mr. Becker’s employment agreement was negotiated prior to those of Messrs. Roberts, Minton and Guagliano. These variations are a result of those negotiations.

          In addition to accelerated vesting of equity grants upon (i) death, (ii) disability, (iii) termination without Cause or (iv) termination for Good Reason, our Bermuda-based named executive officers may receive accelerated vesting of restricted shares if we fail to renew the named executive officer’s work permit and do not offer a comparable position at an affiliate. We believe accelerated vesting under these circumstances is appropriate because we recognize that failure to renew a Bermuda work permit for our Bermuda-based named executive officers could serve as a constructive termination.

Compensation Committee Report

          The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Reg. S-K, Item 402(b) with management. Based on the review and discussions referred to in the preceding sentence, the Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Amendment No. 1.

          The foregoing report is provided by the following directors, who constitute the Compensation Committee:

The Compensation Committee
(For Fiscal Year 2008)

Willis T. King, Jr. (Chairman)
William Kronenberg III
Steven M. Skala
Mario P. Torsiello

          The foregoing Compensation Committee Report shall not be deemed to be incorporated by reference in any previous or future documents filed by Max Capital with the SEC under the Securities Act of 1933 or the Exchange Act, except to the extent that Max Capital specifically incorporates the Report by reference in any such document.

Summary Compensation Table

          The following Summary Compensation Table summarizes the total compensation awarded to our named executive officers in 2008, 2007 and 2006, as applicable.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)		Share Awards ($)(2)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)		Total ($)

W. Marston Becker,	2008	750,000		1,700,000		620,231		515,667		0	0	461,632	(5)	4,047,530
Chairman and Chief	2007	750,000		1,300,000		916,808		523,356		0	0	406,693		3,896,857
Executive Officer	2006	102,404	(6)	185,000		828,541	(7)	839,539	(8)	0	0	111,573		2,067,057

Joseph W. Roberts,	2008	375,000		350,000		680,927		0		0	0	194,500	(9)	1,600,428
Executive Vice President and	2007	334,042		335,000		548,624		0		0	0	168,077		1,385,743
Chief Financial Officer	2006	240,000		325,000		277,378		34,471		0	0	163,274		1,040,123

Peter A. Minton,	2008	525,000		950,000		786,682		0		0	0	314,076	(10)	2,575,758
Executive Vice President and	2007	500,000		700,000		896,287		0		0	0	361,823		2,458,110
Chief Operating Officer	2006	475,000		500,000		1,277,121		0		0	0	309,944		2,562,065

Angelo M. Guagliano,	2008	500,000		550,000		1,112,866		26,426		0	0	334,238	(11)	2,523,531
President and Chief	2007	485,853		625,000		970,234		78,239		0	0	350,000		2,509,326
Executive Officer of Max
Bermuda	2006	408,333		625,000		646,810		131,219		0	0	294,388		2,105,750

Stephen J. Vaccaro, Jr.,	2008	500,000		400,000		808,667		276,938		0	0	45,520		2,031,124
President and Chief	2007	500,000		425,000	(12)	808,667		276,938		0	0	15,327		2,025,932
Executive Officer of Max
Specialty

(1)

In addition to the cash bonus reflected in this column, the named executive officers also received a portion of their 2008, 2007 and 2006 bonus in the form of restricted shares granted in February 2009, 2008 and 2007, respectively.

(2)

In (i) February 2009, 188,949 shares were granted to Messrs. Becker, Roberts, Minton, Guagliano and Vaccaro of which 155,516 will be expensed over a three year vesting period commencing in February 2009 and 33,333 are performance based, (ii) February 2008, 148,658 restricted shares were granted to Messrs. Becker, Roberts, Minton and Guagliano which will be expensed over a three year vesting period commencing in February 2008 and (iii) February 2007, 88,437 restricted shares were granted to Messrs. Becker, Robert, Minton and Guagliano which will be expensed over a three year vesting period commencing in February 2007. The share awards reflecting compensation for 2007 and 2006 were granted under our 2000 Incentive Plan and the share awards reflecting compensation for 2008 were granted under our 2008 Incentive Plan. We account for the Incentive Plans under SFAS No. 123R “Share Based Payments.” The value reported under “Share Awards” is the amount we expensed during 2008, 2007 and 2006, as applicable, for each named executive officer’s share award. All share awards, with the exception of the 100,000 and 33,333 restricted shares granted to Mr. Becker in December 2006 and as part of his February 17, 2009 grant, respectively, are expensed ratably over their three year vesting period and thus the amounts included in this column with respect to these officers include expenses related to share awards issued in (i) 2005, 2006, 2007 and 2008 for shares expensed in 2008, (ii) 2004, 2005, 2006 and 2007 for shares expensed in 2007 and (iii) 2003, 2004, 2005 and 2006 for shares expensed in 2006. The 100,000 restricted share award granted in December 2006 to Mr. Becker vested 33,334 on January 1, 2007 and 33,333 on January 1, 2008 upon the attainment of performance goals. The remaining 33,333 restricted shares were forfeited on January 1, 2009 as a result of performance criteria not being met. The 33,333 restricted share award granted in February 2009 to Mr. Becker vests 16,666 on January 1, 2010 and January 1, 2011, subject to the attainment of performance goals.

(3)

We account for the Incentive Plans under SFAS No. 123R “Share Based Payments.” The value reported under “Option Awards” is the amount we expensed during 2008, 2007 and 2006, as applicable, for each named executive officer’s stock options.

(4)

Includes perquisites for housing allowance, partial tax gross-up allowance (which we refer to as the “tax gross-up allowance”) for named executive officers who work in Bermuda and are U.S. taxpayers, car allowance, travel allowance, our contributions on behalf of the named executive officers to our defined contribution plans, financial planning and tax preparation costs, country club dues, dividends paid on unvested restricted stock and costs related to family members accompanying named executive officers to one board of directors meeting or other business trips, as applicable.

(5)	Includes a housing allowance of $180,000, tax gross up allowance of $104,423 and $75,000 that we contributed on behalf of Mr. Becker to our defined contribution plans.

(6)	Reflects salary paid for the period from November 13, 2006, the date on which Mr. Becker commenced employment with us, through December 31, 2006.

(7)

Includes the amount expensed in 2006 related to 33,334 restricted share awards granted to Mr. Becker in 2006 as part of his employment agreement and the amount expensed in 2006 related to 2,000 restricted share awards granted to Mr. Becker in 2006 and 2,000 restricted share awards granted to Mr. Becker in 2005 in his role as a director (prior to becoming an employee).

(8)

Includes the amount expensed in 2006 related to 108,333 options granted to Mr. Becker in 2006 as part of his employment agreement and the amount expensed in 2006 related to 10,000 stock options granted in 2004 to Mr. Becker in his role as a director (prior to becoming an employee).

(9)	Includes a housing allowance of $120,000, and $37,500 that we contributed on behalf of Mr. Roberts to our defined contribution plans.

(10)	Includes a housing allowance of $120,000, tax gross up allowance of $72,116 and $52,500 that we contributed on behalf of Mr. Minton to our defined contribution plans.

(11)	Includes a housing allowance of $120,000, tax gross up allowance of $72,116 and $50,000 that we contributed on behalf of Mr. Guagliano to our defined contribution plans.

(12)	Mr. Vaccaro’s 2007 bonus was specified per the terms of his employment agreement.

Grants of Plan Based Awards in Fiscal Year 2008

          Our Compensation Committee granted restricted shares and stock options under our 2000 Incentive Plan to our named executive officers during 2008. Set forth below is information regarding awards granted in 2008.

									All other Share Awards: Number of Shares or Units (#)					Grant Date Fair Value of Share and Option Awards
			Estimated Future Payouts Under Non Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					All other Option Awards: Number of Shares Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)(1)

															Closing Price on the Grant Date

Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
W. Marston Becker	2/19/08	2/12/08							60,823	(2)	0			1,700,003
Joseph W. Roberts	2/19/08	2/12/08							19,857	(2)	0			555,003
Peter A. Minton	2/19/08	2/12/08							32,200	(2)	0			899,990
Angelo M. Guagliano	2/19/08	2/12/08							35,778	(2)	0			999,995
	5/20/08	1/13/03							0		5,202	(3)	24.04	26,426	24.04
Stephen J. Vaccaro, Jr. (4)	—	—							0		0

(1)	Pursuant to the terms of our 2000 Incentive Plan, the exercise price is the closing price on the day before the grant date.

(2)	Grant made pursuant to our 2000 Incentive Plan. Award is subject to three-year cliff vesting.

(3)	This fully vested option award resulted from the exercise of options with a reload provision.

(4)	Mr. Vaccaro did not receive an award grant in 2008.

Outstanding Equity Awards at 2008 Fiscal Year-End

          The following table summarizes the number of securities underlying outstanding equity awards for each named executive officer at December 31, 2008.

	Option Awards						Share Awards
Name	Number of Shares Underlying Unexercised Options Exercisable (#)		Number of Shares Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
W. Marston Becker	10,000				21.95	4/30/14	72,493	(2)	1,283,126
	216,667				24.49	12/8/16
Joseph W. Roberts	7,500				15.05	5/6/12	80,556	(3)	1,425,841
	4,590				24.59	5/6/12
Peter A. Minton	70,000	(4)			15.00	3/31/10	91,182	(5)	2,552,184
	240	(4)			15.00	6/29/10
	2,245	(4)			16.00	1/1/11
	30,000				16.00	1/1/11
	4,167	(4)			18.00	5/22/11
	30,000				16.00	8/13/11
	40,000	(4)			16.00	8/17/11
	50,000				15.66	1/1/12
Angelo M. Guagliano	56,525				11.50	1/13/13	134,536	(6)	2,381,287
	3,580				24.41	1/13/13
	11,783				24.40	1/13/13
Stephen J. Vaccaro, Jr.	75,000				24.26	12/13/16	50,000	(7)	885,000	50,000	(8)	885,000
	75,000				32.26	12/13/16
	75,000				36.26	12/13/16
	75,000				28.26	12/13/16

(1)	Assumes stock price of $17.70, the closing price on December 31, 2008.

(2)	2,000 of Mr. Becker’s restricted shares will vest in September 2009, 9,670 in February 2010 and 60,823 in February 2011.

(3)	12,000 of Mr. Roberts’ restricted shares vested in February 2009. The remainder of Mr. Roberts’ restricted shares will vest 48,699 in February 2010 and 19,857 in February 2011.

(4)	These amounts relate to warrants outstanding.

(5)	26,750 of Mr. Minton’s restricted shares vested in February 2009. The remainder of Mr. Minton’s restricted shares will vest 32,232 in February 2010 and 32,200 in February 2011.

(6)

19,500 of Mr. Guagliano’s restricted shares vested in February 2009. The remainder of Mr. Guagliano’s restricted shares will vest 50,000 in October 2009, 32,836 in February 2010 and 35,778 in February 2011.

(7)	All of Mr. Vaccaro’s restricted shares will vest in December 2009.

(8)	All of Mr. Vaccaro’s restricted shares will vest in December 2009, subject to the attainment of performance goals.

Option Exercises and Shares Vested

          The following table summarizes information underlying each exercise of stock options or warrants or vesting of restricted shares for each named executive officer in 2008.

	Option Awards				Share Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
W. Marston Becker	0		0		2,000	(1)	47,340	(2)
Joseph W. Roberts	0		0		12,000	(3)	345,600	(4)
Peter A. Minton	0		0		32,200	(3)	927,360	(4)
Angelo M. Guagliano	10,875	(5)	136,373	(6)	22,800	(3)	656,640	(4)
Stephen J. Vaccaro, Jr.	0		0		0		0

(1)	Share awards granted to Mr. Becker in his role as a director which vested on April 28, 2008.

(2)	Calculated using the market value on the date vested of $23.67.

(3)	Share awards granted as officers of the company which vested on February 7, 2008.

(4)	Calculated using the market value on the date vested of $28.80.

(5)	Relates to the exercise of options under a reload provision.

(6)	Calculated as the difference between the exercise price of $24.00 and the grant price of $11.50 multiplied by the number of shares exercised.

Pension Benefits

          None.

Non-Qualified Deferred Compensation

          We offer a number of qualified and non-qualified deferred compensation plans. The following table shows information about the participation by each named executive officer in our nonqualified deferred compensation plans in 2008.

Name	Executive Contributions in 2008 ($)		Registrant Contributions in 2008 ($)		Aggregate Earnings in 2008 ($)		Aggregate Withdrawals/ Distributions ($)(1)	Aggregate Balance at 12/31/08 ($)
W. Marston Becker	17,000	(2)	65,800	(3)	(7,560	)(4)	0	145,950	(5)
Joseph W. Roberts	18,750	(6)	37,500	(7)	(91,212	)(8)	0	175,330	(9)
Peter A. Minton	255,750	(10)	43,300	(11)	31,312	(12)	0	3,007,452	(13)
Angelo M. Guagliano	4,500	(14)	40,800	(15)	(749,255	)(16)	0	1,311,326	(17)
Stephen J. Vaccaro, Jr. (18)	0		0		0		0	0

(1)	There were no withdrawals or distributions by any of the named executive officers in 2008.

(2)	Reflects contributions made by Mr. Becker to our Top Hat Plan.

(3)	Reflects amounts we contributed on behalf of Mr. Becker to our Excess Benefit Plan.

(4)	Includes earnings of $2,380 with respect to amounts credited to our Excess Benefit Plan and losses of $9,940 with respect to amounts credited to our Top Hat Plan.

(5)	Reflects balance of $121,737 in our Excess Benefit Plan and $24,213 in our Top Hat Plan.

(6)	Reflects contributions made by Mr. Roberts to our Bermuda Pension Plan.

(7)	Reflects $18,750 we contributed on behalf of Mr. Roberts to our Bermuda Pension Plan and $18,750 we contributed on behalf of Mr. Roberts to the Max Bermuda Ltd. Employee Benefit Trust.

(8)	Includes losses of $48,183 with respect to amounts credited to our Bermuda Pension Plan and losses of $43,029 with respect to amounts credited to the Max Bermuda Ltd. Employee Benefit Trust.

(9)	Reflects balance of $135,722 in our Bermuda Pension Plan and $39,608 in the Max Bermuda Ltd. Employee Benefit Trust.

(10)	Reflects contributions made by Mr. Minton to our Top Hat Plan.

(11)	Reflects contributions we made on behalf of Mr. Minton to our Excess Benefit Plan.

(12)

Includes earnings of $2,388 with respect to amounts credited to our Excess Benefit Plan, earnings of $21,439 with respect to amounts credited to our Top Hat Plan and earnings of $7,485 with respect to amounts credited to our Deferred Compensation Plan for U.S. Citizens.

(13)	Reflects balance of $109,866 in our Excess Benefit Plan, $796,755 in our Top Hat Plan and $2,100,832 in our Deferred Compensation Plan for U.S. Citizens.

(14)	Reflects contributions made by Mr. Guagliano to our Top Hat Plan.

(15)	Reflects contributions we made on behalf of Mr. Guagliano to our Excess Benefit Plan.

(16)

Includes losses of $8,602 with respect to amounts credited to our Excess Benefit Plan, losses of $79,926 with respect to amounts credited to our Top Hat Plan and losses of $663,727 with respect to amounts credited to our Deferred Compensation Plan for U.S. Citizens.

(17)	Reflects balance of $77,918 in our Excess Benefit Plan, $279,292 in our Top Hat Plan and $954,117 in our Deferred Compensation Plan for U.S. Citizens.

(18)	We do not maintain non-qualified deferred compensation plans for our employees based in the United States.

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Compensation Plan Information

          The following table provides information as of December 31, 2008 about our common shares that may be issued upon the exercise of options, warrants and rights granted to employees, consultants or members of our board of directors under all of our existing equity compensation plans, including our Incentive Plans, as amended if applicable.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans
approved by security holders	2,166,936 (1)	21.22	4,350,909 (2)

Equity compensation plans not
approved by security holders	-	-	-

Total	2,166,936 (1)	21.22	4,350,909 (2)

(1)

Includes 1,843,263 common shares issuable upon the exercise of options that were outstanding under our 2000 Incentive Plan as of December 31, 2008. Also includes 323,673 common shares issuable upon the exercise of warrants granted in 1999, 2000 and 2001 to certain named executive officers and certain other employees pursuant to their respective employment agreements. The terms in the employment agreements providing for the granting of these warrants were approved by written shareholder resolution in December 1999.

(2)

Represents the difference between the number of securities issuable under our 2008 Incentive Plan (4,500,000) and the number of securities issued under our 2008 Incentive Plan as of December 31, 2008, 149,091, which consist of 149,091 restricted shares.

Employment Agreements

          The following paragraphs summarize the employment agreements of our named executive officers. The employment agreements also provide for severance upon certain terminations of employment. The severance provisions are described below in the section titled “Potential Payments Upon Termination or Change in Control.”

          W. Marston Becker. On December 8, 2006, we entered into an employment agreement with Mr. Becker under which he serves as our Chairman and Chief Executive Officer for a term that began on November 13, 2006 and ends on November 13, 2011. Mr. Becker’s employment agreement was revised in December 2008 to comply with Code Section 409A. The agreement provides for an annual base salary of $750,000, subject to increase at the discretion of our Compensation Committee, and an annual bonus targeted at 100% of base salary with a range of 0% to 250% of base salary. The employment agreement also provided for an initial award of 100,000 restricted shares and 325,000 stock options, each divided into three equal tranches.

          The first tranche vested on January 1, 2007. The second tranche vested on January 1, 2008 upon the successful attainment of performance goals specified in Mr. Becker’s employment agreement as certified by our Compensation Committee on February 11, 2008. The remaining tranche was forfeited on December 31, 2008 due to performance criteria not being met.

          Under the terms of his employment agreement, Mr. Becker also receives an automobile allowance of $1,000 per month, payment of country club dues not to exceed $1,000 per month, a housing allowance not to exceed $15,000 per month (plus a gross-up to the extent and in the manner we provide to our other senior executive officers who are subject to U.S. income tax) or, if more favorable to Mr. Becker, in the aggregate, the amount otherwise provided to our other senior executive officers, and participation in pension, life insurance, health, disability and major medical insurance plans, and in such other employee benefit plans that may be established during the term of his employment. Mr. Becker is also entitled to six weeks of paid vacation each year and access to a private plane as needed in accordance with company policy.

          Mr. Becker is subject to one-year post-termination non-competition and non-solicitation restrictions in addition to perpetual confidentiality and non-disparagement requirements.

          For 2008, Mr. Becker was paid $750,000 base salary and was awarded a cash bonus in the amount of $1,700,000. For 2009, Mr. Becker’s base salary was initially increased to $850,000. During the third quarter of 2009, Mr. Becker’s base salary was adjusted to $1,000,000 in order to better align his salary with competitive market levels. In addition to the amounts set forth above, the base salary for Mr. Becker also includes a recurring salary adjustment initially applied in 2009 of $65,800, which accounts for Mr. Becker’s loss of benefits under our Excess Benefit Plan.

          Joseph W. Roberts. Effective April 1, 2007, we entered into an employment agreement with Mr. Roberts pursuant to which Mr. Roberts serves as our Executive Vice President and Chief Financial Officer. Mr. Roberts’ employment agreement runs for three years with automatic one-year extensions subject to six-month non-renewal notice by either Mr. Roberts or us. The agreement provides for an annual base salary of not less than $325,000 subject to increase at the discretion of our Compensation Committee. Pursuant to the terms of his employment agreement, Mr. Roberts is eligible for an annual bonus determined in accordance with the bonus policy applicable to our senior executive officers located in Bermuda. For 2008, Mr. Roberts’ annual bonus was targeted at 87.5% of base salary and this target has not changed for 2009.

          Under the terms of his April 2007 employment agreement, Mr. Roberts is also entitled to perquisites commensurate with those provided to other executive vice presidents in Bermuda including (i) a housing allowance of not less than $10,000 per month, (ii) a club dues allowance, (iii) an automobile allowance, (iv) a travel allowance, (v) tax and financial planning services and (vi) a tax gross-up. Mr. Roberts is entitled to participate in our pension, life insurance, health, disability and major medical insurance plans, and in such other employee benefit plans that may be established during the term of his employment. Mr. Roberts is also entitled to no less than four weeks of paid vacation each year.

          Mr. Roberts is subject to one-year post-termination non-competition and non-solicitation restrictions in addition to perpetual confidentiality and non-disparagement requirements.

          For 2008, Mr. Roberts was paid $375,000 base salary and was awarded a cash bonus in the amount of $350,000. For 2009, Mr. Roberts’ base salary was initially increased to $390,000. During the third quarter of 2009, Mr. Robert’s base salary was adjusted to $450,000 in order to better align his salary with competitive market levels.

          Peter A. Minton. Effective April 1, 2007, we entered into an employment agreement with Mr. Minton pursuant to which Mr. Minton serves as our Executive Vice President and Chief Operating Officer. Mr. Minton’s employment agreement runs for three years with automatic one-year extensions subject to six-month non-renewal notice by either Mr. Minton or us. Mr. Minton’s employment agreement was revised in December 2008 to comply with Code Section 409A. The agreement provides for an annual base salary of not less than $500,000 subject to increase at the discretion of our Compensation Committee. Pursuant to the terms of the employment agreement, Mr. Minton is eligible for an annual bonus determined in accordance with the bonus policy applicable to our senior executive officers located in Bermuda. For 2008, Mr. Minton’s annual bonus was targeted at 87.5% of base salary and this target has not changed for 2009.

          Under the terms of his April 2007 employment agreement, Mr. Minton is also entitled to perquisites commensurate with those provided to other executive vice presidents in Bermuda including (i) a housing allowance of not less than $10,000 per month, (ii) a club dues allowance, (iii) an automobile allowance, (iv) a travel allowance, (v) tax and financial planning services and (vi) a tax gross-up. Mr. Minton is entitled to participate in our pension, life insurance, health, disability and major medical insurance plans, and in such other employee benefit plans that may be established during the term of his employment. Mr. Minton is also entitled to no less than four weeks of paid vacation each year.

          Mr. Minton is subject to one-year post-termination non-competition and non-solicitation restrictions in addition to perpetual confidentiality and non-disparagement requirements.

          For 2008, Mr. Minton was paid $525,000 base salary and was awarded a cash bonus in the amount of $950,000. For 2009, Mr. Minton’s base salary was initially increased to $550,000. During the third quarter of 2009, Mr. Minton’s base salary was adjusted to $625,000 in order to better align his salary with competitive market levels. In addition to the amounts set forth above, the base salary for Mr. Minton also includes a recurring salary adjustment initially applied in 2009 of $43,300, which accounts for Mr. Minton’s loss of benefits under our Excess Benefit Plan.

          Angelo M. Guagliano. Effective April 1, 2007, Max Bermuda entered into an employment agreement with Mr. Guagliano, pursuant to which Mr. Guagliano serves as President and Chief Executive Officer of Max Bermuda. Mr. Guagliano’s employment agreement runs for three years with automatic one-year extensions subject to six-month non-renewal notice by either Mr. Guagliano or Max Bermuda. Mr. Guagliano’s employment agreement was revised in December 2008 to comply with Code Section 409A. The agreement provides for an annual base salary of not less than $475,000 subject to increase at the discretion of our Compensation Committee. Pursuant to the terms of the employment agreement, Mr. Guagliano is eligible for an annual bonus determined in accordance with the bonus policy applicable to other senior executive officers located in Bermuda. For 2008, Mr. Guagliano’s annual bonus was targeted at 87.5% of base salary and this target has not changed for 2009.

          Under the terms of his April 2007 employment agreement, Mr. Guagliano is also entitled to receive perquisites commensurate with those provided to other executive vice presidents in Bermuda including (i) a housing allowance of not less than $10,000 per month, (ii) a club dues allowance, (iii) an automobile allowance, (iv) a travel allowance, (v) tax and financial planning services and (vi) a tax gross-up. Mr. Guagliano is entitled to participate in our pension, life insurance, health, disability and major medical insurance plans, and in such other employee benefit plans that may be established during the term of his employment. Mr. Guagliano is also entitled to no less than four weeks of paid vacation each year.

          Mr. Guagliano is subject to one-year post-termination non-competition and non-solicitation restrictions in addition to perpetual confidentiality and non-disparagement requirements.

          For 2008, Mr. Guagliano was paid $500,000 base salary and was awarded a cash bonus in the amount of $400,000. For 2009, Mr. Guagliano’s base salary was increased to $510,000. In addition to the amount set forth above, the base salary for Mr. Guagliano also includes a recurring salary adjustment initially applied in 2009 of $40,800, which accounts for Mr. Guagliano’s loss of benefits under our Excess Benefit Plan.

          Stephen J. Vaccaro, Jr. In December 2006, Max USA entered into an employment agreement with Mr. Vaccaro, pursuant to which Mr. Vaccaro initially served as Chief Executive Officer of Max USA. Following the acquisition of Max Specialty in 2007, Mr. Vaccaro’s employment agreement was transferred to Max Specialty Services. Mr. Vaccaro’s employment agreement has a term that began on December 13, 2006 and ended on the two year anniversary thereof with automatic one-year extensions subject to sixty (60) days non-renewal notice by either Max Specialty Services or Mr. Vaccaro.

          Mr. Vaccaro’s employment agreement was revised in December 2008 to comply with Code Section 409A. The agreement provides for an annual base salary of not less than $500,000 subject to discretionary increase by the board of Max Specialty Services. Pursuant to the terms of his employment agreement, Mr. Vaccaro is eligible for an annual bonus during the term of his employment.

          Mr. Vaccaro is also entitled to participate in the benefit plans and insurance programs available to other senior executive officers of Max Specialty Services.

          Upon entry into his employment agreement, Mr. Vaccaro received an initial grant of 100,000 restricted shares and 300,000 stock options. The options are divided into four equal tranches with differing exercise prices. Subject to Mr. Vaccaro’s continued employment, the stock options become exercisable in December 2010. 50,000 of the restricted shares will vest in December 2009, subject to Mr. Vaccaro’s continued employment. The remaining 50,000 restricted shares will also vest in December 2009, subject to continued employment and subject to the achievement of performance targets set forth in the award agreement.

          For 2008, Mr. Vaccaro was paid $500,000 base salary and was awarded a cash bonus in the amount of $400,000. For 2009, Mr. Vaccaro’s base salary remains unchanged.

2008 Incentive Plan

          General. The purpose of our 2008 Incentive Plan, which was approved at our May 2008 Annual General Meeting, is to allow us to attract and retain key personnel and provide a means whereby our directors, officers, employees, consultants and advisors can acquire and maintain an equity interest in us, or be paid incentive compensation, which may (but need not) be measured by reference to the value of our shares, thereby strengthening their commitment to our welfare and aligning their interests with those of our shareholders. Our 2008 Incentive Plan has a term of ten years and no further awards may be granted under the 2008 Incentive Plan after that date.

          Administration. Our Compensation Committee administers our 2008 Incentive Plan and has the authority to determine the terms and conditions of any agreements evidencing any awards granted under our 2008 Incentive Plan and to adopt, alter and repeal rules, guidelines and practices relating to our 2008 Incentive Plan.

          Awards Available for Grant. Our Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock awards, restricted stock units, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing.

          Number of Shares Authorized. Our 2008 Incentive Plan provides for an aggregate of 4,500,000 common shares to be available for awards. No participant may be granted awards of options or stock appreciation rights with respect to more than 600,000 common shares in any one year. No more than 600,000 common shares (or the equivalent fair market value thereof) may be earned in respect of performance compensation awards granted to any participant for a single calendar year during a performance period. The maximum amount that can be paid to a participant in any calendar year pursuant to a performance compensation award in the form of a cash bonus is $15,000,000. If there is any change in our corporate capitalization, our Compensation Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance, the number of shares covered by awards then outstanding, the limitations on awards, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate under our 2008 Incentive Plan.

          Transferability. In general, awards granted under our 2008 Incentive Plan may only be exercised by the participant, subject to certain permissible transfers by will or laws of descent or in the discretion of our Compensation Committee.

          Amendment. Our board of directors may amend, suspend or terminate our 2008 Incentive Plan at any time, subject to any shareholder approval requirements related to the amendment of our 2008 Incentive Plan. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient.

          Change in Control. In the event of a “change in control” (as defined below), our Compensation Committee may provide that all or any portion of any outstanding options and equity awards (other than performance compensation awards)

issued under our 2008 Incentive Plan will become fully vested and performance compensation awards will vest based on the level of attainment of the specified performance goals or assuming that target levels of performance have been attained, or on some other basis, as determined by our Compensation Committee. Our Compensation Committee may, in its discretion, cancel outstanding awards and pay the value of such awards to the participants in connection with a change in control.

          For purposes of our 2008 Incentive Plan, “change in control” means (i) a sale, lease exchange or other transfer (in one or more related transactions) of all or substantially all of our assets or those of Max Bermuda, (ii) any person or group of persons becomes the beneficial owner of our outstanding securities that represent 51% or more of the combined voting power of our then outstanding securities, provided, that, certain types of acquisitions (e.g., certain acquisitions directly from us or by us or by an employee benefit plan that we sponsor) will not constitute a change in control, (iii) during any period of two consecutive years, individuals who at the beginning of that period constituted our board of directors (together with any new directors subsequently elected to our board of directors whose nomination by our shareholders was approved by a vote of our board of directors then still in office who are either directors at the beginning of that period or whose election or nomination for election was so previously approved) cease for any reason to constitute a majority of our board of directors then in office, (iv) our board of directors or shareholders approve a merger or consolidation of us with any other corporation, other than a merger or consolidation that would result in our voting securities outstanding immediately prior thereto continuing to represent at least 50% of the total voting power represented by our voting securities immediately after the merger or consolidation and at least a majority of the members of our board or directors of the resultant entity after the transaction were members of our board of directors at the time of the execution of the initial agreement or of the action of our board of directors providing for the transaction, or (v) our board of directors or shareholders approve a plan of complete liquidation of us or an agreement for the sale or disposition by us (in one or a series of transactions) of all or substantially all of our assets.

Nonqualified Deferred Compensation Plans

          We maintain three nonqualified deferred compensation plans in which certain named executive officers of Max Capital who are U.S. taxpayers participate: the Excess Benefit Plan, the Top Hat Plan and the Deferred Compensation Plan for U.S. Citizens.

          The Excess Benefit Plan was established on January 1, 2005 to enable salaried employees who participate in the Max Capital Group Ltd. 401(k) Plan to receive employer contributions that are in excess of the limits imposed on contributions to the 401(k) Plan under Code Section 415, or, effective as of January 1, 2008 under Code Section 401(a)(17). Each year, we make a contribution to the Excess Benefit Plan on behalf of each participant in an amount equal to the difference between the (i) amount we would have contributed to the 401(k) Plan if the limitations imposed under Code Section 415 (for year prior to 2008) or 401(a)(17) (for 2008) did not apply and (ii) amount we actually contributed to the 401(k) Plan for the participant. Participants are not permitted to make contributions to the Excess Benefit Plan. On December 31, 2008, participants who were not yet 100% vested became immediately vested and the Excess Benefit Plan was frozen in light of Code Section 457A. No further contributions may be made to the Excess Benefit Plan.

          The Top Hat Plan, which was established on January 1, 2005, permits a select group of our management employees to elect to defer receipt of all or any portion of their annual base salaries and/or annual cash bonuses in accordance with the requirements imposed by Code Section 409A. The Top Hat Plan is the successor plan to the Deferred Compensation Plan for U.S. Citizens, which plan is substantially identical to the Top Hat Plan (except for the vesting requirements discussed below) but does not permit salary and bonus deferrals for periods after December 31, 2005. Effective December 31, 2008, the Top Hat Plan was frozen in light of Code Section 457A. No further contributions may be made to the Top Hat Plan.

          Amounts credited to the Excess Benefit Plan and the Deferred Compensation Plan for U.S. Citizens became vested and non-forfeitable on the earliest of (i) December 31, 2008, (ii) the date on which the participant completed two years of service with us, or (iii) the participant’s death or disability. Amounts deferred under the Top Hat Plan are fully vested at all times. Contributions to the plans are deemed to be invested by each participant in one or more of the investment vehicles selected for this purpose by the committee administering the plans and/ or in the participant’s self-directed investment account and any earnings on these deemed investments are credited to the participant’s account under the plans. Except for amounts contributed to the plans with respect to 2005 (which pay out only upon the participant’s separation from service, death or disability), payment under the plans will generally occur upon the earlier of (x) the participant’s separation from service, death or disability (y) a specific date (or dates) elected by the participant or (z) December 31, 2017.

Defined Contribution Plans

          We, through Max Capital, Max Bermuda, Max Europe and Max at Lloyd’s, maintain five defined contribution arrangements for our employees and the employees of our Bermuda, Irish and United Kingdom subsidiaries: (i) the Max Bermuda National Pension Scheme for Bermudian employees and employees whose spouses are Bermudian; (ii) the Max Bermuda Employee Benefit Trust (as described below) for certain non U.S. taxpayers who work in Bermuda; (iii) a 401(k) plan for U.S. taxpayers who work in Bermuda; (iv) the Max Europe Pension for employees of the operating subsidiaries in Ireland; and (v) the Scottish Widows Pension Scheme for the employees of our operating subsidiaries based in the United Kingdom.

          Other than the Scottish Widow’s Pension Scheme, with respect to amounts contributed by an employee into the applicable deferred compensation plan of up to 5% of covered compensation, we match 100% to 200% of the employee’s contribution up to applicable covered compensation levels, subject to certain vesting requirements based on length of employment. The 401(k) plan for U.S. taxpayers who work in Bermuda has been amended to be a safe harbor plan within the meaning of the Code, effective as of January 1, 2008. The Company matches 100% of the first 3% of qualified contributions and 50% of the next 2% up to a maximum of 4% of qualified contributions. All contributions are immediately 100% vested. With respect to the Scottish Widow Pension Scheme, we contribute 10% of the participating employee’s covered compensation.

          The Max Bermuda Employee Benefit Trust is a segregated trust offered to certain non-U.S. citizens. The trust is managed by Fiduciary Partners Trust Company Ltd. and permits the individual employee to direct investment of the funds allocated to his or her trust account.

          We, through Max USA, maintain an additional “safe harbor” 401(k) plan within the meaning of the Code for employees located in the United States. The Company matches 100% of the first 3% of qualified contributions and 50% of the next 2% up to a maximum of 4% of qualified contributions. All contributions are immediately 100% vested.

Potential Payments Upon Termination or Change in Control

          Employment Agreements

          W. Marston Becker. In the event his employment terminates for any reason, Mr. Becker is generally entitled to receive the following accrued amounts: (i) accrued but unpaid base salary; (ii) earned but unpaid bonus; and (iii) accrued vacation pay.

          In the event that we terminate Mr. Becker’s employment without Cause (as defined below) during the term of his employment agreement, in addition to the accrued amounts set forth above, Mr. Becker will receive a pro-rata bonus for the year in which his employment terminates and severance in an amount equal to $1,500,000, of which $750,000 will be paid six months following the date of his termination and the remaining $750,000 will be paid in equal installments over the course of the following six months, in accordance with our regular payroll practices.

          In the event that Mr. Becker’s employment terminates due to the expiration of the term of his employment agreement, in addition to the accrued amounts set forth above, Mr. Becker will receive a pro-rata bonus for the year in which his employment terminates and severance in an amount equal to $750,000, of which $375,000 will be paid six months following the date his employment terminates and the remaining $375,000 will be paid in equal installments over the course of the following six months, in accordance with our regular payroll practices.

          In the event Mr. Becker’s employment terminates due to his death or disability (as defined below), in addition to the accrued amounts set forth above, Mr. Becker or his beneficiaries will receive a pro-rata bonus for the year in which his employment terminates.

          In the event that Mr. Becker terminates his employment for Good Reason (as defined below) or in the event that his employment terminates for any reason following a change in control (as defined below), in addition to the accrued amounts set forth above, Mr. Becker will receive a pro-rata bonus for the year in which his employment terminates and severance in an amount equal to three times the sum of (i) and (ii) where (i) equals his then current annual base salary and (ii) equals the greater of his last paid bonus or target bonus. One-half of the severance amount will be paid six months following the date his employment terminates and the remaining one-half will be paid in equal installments over the course of the following six months, in accordance with our regular payroll practices.

          In addition, in the event that any payment or benefit made to Mr. Becker is subject to excise tax because it is made in connection with a change in control within the meaning of Code Section 280G, we will pay Mr. Becker an amount necessary to gross him up for the amount of the excise tax, plus any additional taxes, penalties or interest. However, we may reduce the payments or benefits due to Mr. Becker but only if reducing the payments or benefits by less than 15% in the aggregate would avoid the imposition of the excise tax.

          Assuming Mr. Becker’s employment terminated or there was a change in control under each of the circumstances described above on December 31, 2008, such payments and benefits have an estimated value of:

Event	Pro-Rated Bonus		Total Cash Severance		Value of Accelerated Equity(1)		Gross Up		Total

Termination without Cause	1,700,000	(2)	1,500,000	(3)	1,283,126	(4)	0		4,483,126
Termination upon Death or Disability	1,700,000	(2)	0		1,283,126	(4)	0		2,983,126
Termination upon Expiration of the Employment Agreement without similar offer of employment	1,700,000	(2)	750,000	(3)	1,283,126	(4)	0		3,733,126
Termination with Cause or without Good Reason	0		0		0		0		0
Termination for Good Reason or following a Change in Control	1,700,000	(2)	6,150,000	(3)(5)	1,283,126	(4)	3,030,830	(6)	12,163,956
Termination upon Retirement	1,700,000	(2)	0		26,058	(7)	0		1,726,058
Change in Control Only	0		0		1,283,126	(4)	0		1,283,126

(1)

Calculated as the sum of (i) the number of restricted shares becoming vested upon termination of employment multiplied by the closing price of our common shares on December 31, 2008 ($17.70) and (ii) the number of options becoming vested upon termination of employment multiplied by the difference between $17.70 and the applicable exercise price of the options, unless the result is negative in which case the value is determined to be $nil.

(2)	Assumes that pro-rated bonus equals actual bonus earned as of December 31, 2008. Bonus would have been paid whether or not termination had occurred.

(3)	Equal to contractually stated severance amount.

(4)	Calculated assuming that all unvested restricted shares and options fully vest upon change in control or termination of employment, as applicable.

(5)

Calculated as three times the aggregate of (i) Mr. Becker’s then current base salary and (ii) the greater of Mr. Becker’s last paid bonus or then current target bonus, plus accrued but unused vacation pay.

(6)

Pursuant to his employment agreement, Mr. Becker under certain circumstances is entitled to receive a gross-up payment from us to make him whole as a result of any excise taxes that may be imposed upon him under Code Section 4999.

(7)

Calculated assuming forfeiture of all restricted shares issued prior to February 2007 other than the final tranche of Mr. Becker’s December 2006 performance grant which was forfeited on December 31, 2008. Restricted shares granted on or after February 1, 2007 continue to vest per their original vesting schedule. Calculated using the closing price of our common shares on December 31, 2008 ($17.70), the awards granted on or after February 1, 2007 have a value of $1,247,726.

          Joseph W. Roberts, Peter A. Minton and Angelo M. Guagliano. Pursuant to the terms of the employment agreements for each of Messrs. Roberts, Minton and Guagliano (each, for purposes of this discussion, an “executive”), in the event that an executive’s employment terminates for any reason, he is generally entitled to receive the following accrued amounts: (i) accrued but unpaid base salary; (ii) accrued but unused vacation pay; and (iii) reimbursement for previously incurred reasonable business expenses. The executive will also be entitled to any other rights, compensation and benefits that may be due to him in accordance with the terms and provisions of any of our agreements, plans or programs.

          In the event that an executive’s employment is terminated by us (or Max Bermuda in the case of Mr. Guagliano) without Cause (as defined below) or by the executive for Good Reason (as defined below), in addition to the accrued amounts set forth above, the executive will receive any accrued but unpaid bonus and regular severance in an amount equal to the sum of the executive’s then current annual base salary and the bonus last paid or payable to the executive in respect of the last completed fiscal year preceding termination. The regular severance is payable in twelve substantially equal monthly installments and is contingent upon the executive’s execution and non-revocation of a general release of claims in our favor. In addition to the foregoing payments, Mr. Roberts will receive an additional 730 days of vesting credit (provided the total number of days of vesting credit does not exceed 1,095) in determining the vesting of 35,000 restricted shares that we granted Mr. Roberts in February 2007.

          Notwithstanding the foregoing, in the event that an executive’s employment is terminated by us (or Max Bermuda in the case of Mr. Guagliano) without Cause or by the executive for Good Reason in connection with, upon the occurrence of, or within twelve months following a change in control (as defined below), then in lieu of the above regular severance amount, the executive will receive enhanced severance in an amount equal to two times the sum of the executive’s then current annual base salary and target bonus. The enhanced severance is payable in a lump sum, but with respect to Messrs. Minton and Guagliano, the portion of the enhanced severance that is equal to the regular severance is only payable in lump sum if the executive’s employment is terminated within twelve months following a change of control that constitutes a “change in control event” within the meaning of Code Section 409A. Otherwise, that portion of the enhanced severance is payable in monthly installments as set forth above. The regular or enhanced severance payments are made (or begin, in the case of installments) upon the expiration of the applicable release revocation period or six months following the date of the executive’s termination in the event that we determine that the executive is a “specified employee” and the severance is “nonqualified deferred compensation” within the meaning of Code Section 409A (with the first payment being a lump sum equal to the aggregate payments that would have been made during the prior six-month period, in the case of installments).

          In the event that an executive’s employment terminates because we (or Max Bermuda in the case of Mr. Guagliano) provide the executive with notice of our intent not to renew the term of his employment agreement, in addition to the accrued amounts set forth above, we will continue to pay the executive his then current base salary for six months following his termination, contingent upon the executive’s execution and non-revocation of a general release of claims in our favor. Payment of the executive’s continued base salary will begin upon the expiration of the applicable release revocation period unless we determine the executive is a “specified employee” and the severance is “nonqualified deferred compensation” within the meaning of Code Section 409A, in which case the continued base salary will be paid in lump sum six months following the executive’s termination.

          In the event that an executive’s employment terminates due to his death or disability (as defined below), in addition to the accrued amounts set forth above, the executive or his beneficiaries will receive any accrued but unpaid bonus and a pro-rata bonus for the year in which his employment terminates.

          In the event that an executive’s employment terminates due to his retirement, in addition to the accrued amounts set forth above, the executive will receive any accrued but unpaid bonus and a pro-rata bonus for the year in which he retires. Payment of the pro-rata bonus is contingent on the executive not engaging in employment, consulting, directorships or certain other relationships without the consent of our board (or Max Bermuda’s board in the case of Mr. Guagliano).

          Assuming Mr. Roberts’ employment terminated or there was a change in control under each of the circumstances described above on December 31, 2008, such payments and benefits have an estimated value of:

Event	Pro-Rated Bonus		Total Cash Severance		Value of Accelerated Equity (1)		Total

Termination without Cause or for Good Reason	0		710,000	(2)	1,084,938	(3)	1,794,938
Termination upon Death or Disability	350,000	(4)	0		852,626	(5)	1,202,626
Termination upon Six months notice of Non-renewal of Employment Agreement by Employee	0		0		0		0
Termination upon Six months notice of Non-renewal of Employment Agreement by Employer	0		187,500	(6)	1,419,941	(7)	1,607,441
Termination with Cause or Without Good Reason	0		0		0		0
Termination without Cause or for Good Reason in connection, upon the occurrence of, or within 12 months following a Change in Control	0		1,406,250	(8)	1,425,841	(9)	2,832,091
Termination upon Retirement	350,000	(4)	0		206,500	(10)	556,500
Change in Control Only	0		0		1,425,841	(9)	1,425,841

(1)

Calculated as the sum of (i) the number of restricted shares becoming vested upon termination of employment multiplied by the closing price of our common shares on December 31, 2008 ($17.70) and (ii) the number of options becoming vested upon termination of employment multiplied by the difference between $17.70 and the applicable exercise price of the options, unless the result is negative in which case the value is determined to be $nil.

(2)	Calculated as the sum of (i) Mr. Roberts’ base salary in effect on December 31, 2008 and (ii) the cash bonus paid to Mr. Roberts with respect to the fiscal year ended December 31, 2007.

(3)

Calculated assuming (i) pro-rata vesting of unvested restricted shares provided, however, that Mr. Roberts was granted an additional 730 days of credit in determining the vesting of the 35,000 restricted shares from Mr. Roberts’ February 2007 award and (ii) full vesting of all unvested options that would have vested in the one year period following termination of employment.

(4)	Assumes that pro-rated bonus equals actual bonus earned as of December 31, 2008. Bonus would have been paid whether or not termination had occurred.

(5)	Calculated assuming (i) pro-rata vesting of unvested restricted shares and (ii) full vesting of all unvested options that would have vested in the one year period following termination of employment.

(6)	Calculated as six months of Mr. Roberts’ then current base salary.

(7)

Calculated assuming pro-rata vesting of all restricted shares issued prior to February 2007, full vesting of all restricted shares issued on or after February 1, 2007 and full vesting of all unvested options that would have vested in the one year period following termination of employment.

(8)	Calculated as two times the aggregate of (i) Mr. Roberts’ then current base salary and (ii) Mr. Roberts’ then current target bonus. Assumes target bonus equals 87.5% of current base salary.

(9)	Calculated assuming that all unvested restricted shares and options fully vest upon change in control or termination of employment, as applicable.

(10)

Calculated assuming pro-rata vesting of all restricted shares issued prior to February 2007. Restricted shares granted on or after February 1, 2007 continue to vest per their original vesting schedule. Calculated using the closing price of our common shares on December 31, 2008 ($17.70) the awards granted on or after February 1, 2007 have a value of $1,213,441.

          Assuming Mr. Minton’s employment terminated under each of the circumstances described above on December 31, 2008, such payments and benefits have an estimated value of:

Event	Pro-Rated Bonus		Total Cash Severance		Value of Accelerated Equity(1)		Total

Termination without Cause or for Good Reason	0		1,225,000	(2)	991,038	(3)	2,216,038
Termination upon Death or Disability	950,000	(4)	0		991,038	(3)	1,941,038
Termination upon Six months notice of Non-renewal of Employment Agreement by Employee	0		0		0		0
Termination upon Six months notice of Non-renewal of Employment Agreement by Employer	0		262,500	(5)	1,600,769	(6)	1,863,269
Termination with Cause or without Good Reason	0		0		0		0
Termination without Cause or for Good Reason in connection, upon the occurrence of, or within 12 months following a Change in Control	0		1,968,750	(7)	1,613,921	(8)	3,582,671
Termination upon Retirement	950,000	(4)			460,323	(9)	1,410,323
Change in Control Only	0		0		1,613,921	(8)	1,613,921

(1)

Calculated as the sum of (i) the number of restricted shares becoming vested upon termination of employment multiplied by the closing price of our common shares on December 31, 2008 ($17.70) and (ii) the number of options becoming vested upon termination of employment multiplied by the difference between $17.70 and the applicable exercise price of the options, unless the result is negative in which case the value is determined to be $nil.

(2)	Calculated as the sum of (i) Mr. Minton’s base salary in effect on December 31, 2008 and (ii) the cash bonus paid to Mr. Minton with respect to the fiscal year ended December 31, 2007.

(3)	Calculated assuming pro-rata vesting of unvested restricted shares and full vesting of all unvested options that would have vested in the one year period following termination of employment.

(4)	Assumes that pro-rated bonus equals actual bonus earned as of December 31, 2008. Bonus would have been paid whether or not termination had occurred.

(5)	Calculated as six months of Mr. Minton’s then current base salary.

(6)

Calculated assuming pro-rata vesting of all restricted shares issued prior to February 2007, full vesting of all restricted shares issued on or after February 1, 2007 and full vesting of all unvested options that would have vested in the one year period following termination of employment.

(7)	Calculated as two times the aggregate of (i) Mr. Minton’s then current base salary and (ii) Mr. Minton’s then current target bonus. Assumes target bonus equals 87.5% of current base salary.

(8)	Calculated assuming that all unvested restricted shares and options fully vested upon change in control or termination of employment, as applicable.

(9)

Calculated assuming pro-rata vesting of all restricted shares issued prior to February 2007. Restricted shares granted on or after February 1, 2007 continue to vest per their original vesting schedule. Calculated using the closing price of our common shares on December 31, 2008 ($17.70) the awards granted on or after February 1, 2007 have a value of $1,140,446.

          Assuming Mr. Guagliano’s employment terminated under each of the circumstances described above on December 31, 2008, such payments and benefits have an estimated value of:

Event	Pro-Rated Bonus		Total Cash Severance		Value of Accelerated Equity (1)		Total

Termination without Cause or for Good Reason	0		1,125,000	(2)	1,512,126	(3)	2,637,126
Termination upon Death or Disability	550,000	(4)	0		1,512,126	(3)	2,062,126
Termination upon Six months notice of Non-renewal of Employment Agreement by Employee	0		0		0		0
Termination upon Six months notice of Non-renewal of Employment Agreement by Employer	0		250,000	(5)	2,125,866	(6)	2,375,866
Termination with Cause or without Good Reason	0		0		0		0
Termination without Cause or for Good Reason in connection, upon the occurrence of, or within 12 months following a Change in Control	0		1,875,000	(7)	2,381,287	(8)	4,256,287
Termination upon Retirement	550,000	(4)	0		974,729	(9)	1,524,729
Change in Control Only	0		0		2,381,287	(8)	2,381,287

(1)

Calculated as the sum of (i) the number of restricted shares becoming vested upon termination of employment multiplied by the closing price of our common shares on December 31, 2008 ($17.70) and (ii) the number of options becoming vested upon termination of employment multiplied by the difference between $17.70 and the applicable exercise price of the options, unless the result is negative in which case the value is determined to be $nil.

(2)	Calculated as the sum of (i) Mr. Guagliano’s base salary in effect on December 31, 2008 and (ii) the cash bonus paid to Mr. Guagliano with respect to the fiscal year ended December 31, 2007.

(3)	Calculated assuming pro-rata vesting of unvested restricted shares and full vesting of all unvested options that would have vested in the one year period following termination of employment.

(4)	Assumes that pro-rated bonus equals actual bonus earned as of December 31, 2008. Bonus would have been paid whether or not termination had occurred.

(5)	Calculated as six months of Mr. Guagliano’s then current base salary.

(6)

Calculated assuming pro-rata vesting of all restricted shares issued prior to February 2007, full vesting of all restricted shares issued on or after February 1, 2007 and full vesting of all unvested options that would have vested in the one year period following termination of employment.

(7)	Calculated as two times the aggregate of (i) Mr. Guagliano then current base salary and (ii) Mr. Guagliano then current target bonus. Assumes target bonus equals 87.5% of current base salary.

(8)	Calculated assuming that all unvested restricted shares and options fully vested upon change in control or termination of employment, as applicable.

(9)

Calculated assuming pro-rata vesting of all restricted shares issued prior to February 2007. Restricted shares granted on or after February 1, 2007 continue to vest per their original vesting schedule. Calculated using the closing price of our common shares on December 31, 2008 ($17.70) the awards granted on or after February 1, 2007 have a value of $1,151,137.

          Stephen J. Vaccaro, Jr. In the event that Mr. Vaccaro’s employment terminates for any reason, he is generally entitled to receive the following accrued amounts: (i) accrued but unpaid base salary; (ii) accrued but unused vacation pay; and (iii) reimbursement for previously incurred reasonable business expenses. Mr. Vaccaro will also be entitled to any other rights, compensation and benefits that may be due to him in accordance with the terms and provisions of any of our agreements, plans or programs.

          In the event that Mr. Vaccaro’s employment is terminated by Max Specialty Services without Cause (as defined below) or by Mr. Vaccaro for Good Reason (as defined below), in addition to the accrued amounts set forth above, Mr. Vaccaro will receive any accrued but unpaid bonus, a pro-rata bonus for the year in which his employment terminates and severance in an amount equal to two times the executive’s then current annual base salary. The regular severance is payable in twenty-four equal monthly installments and is contingent upon the executive’s execution and non-revocation of a general release of claims in our favor. In addition to the foregoing payments, Max Specialty Services will pay Mr. Vaccaro’s COBRA premiums for up to eighteen months following his termination, subject to early termination if Mr. Vaccaro becomes eligible for comparable benefits from a subsequent employer.

          Notwithstanding the foregoing, in the event that Mr. Vaccaro’s employment is terminated by Max Specialty Services without Cause or by Mr. Vaccaro for Good Reason within twelve months following a change in control (as defined below) that constitutes a “change in control event” within the meaning of Code Section 409A, then Mr. Vaccaro’s severance amount will be payable in a lump sum. Otherwise, it is payable in monthly installments as set forth above. The severance payment is made (or begins, in the case of installments) upon the expiration of the applicable release revocation period or six months following the date of the executive’s termination in the event that we determine that the executive is a “specified employee” and the severance is “nonqualified deferred compensation” within the meaning of Code Section 409A (with the first payment being a lump sum equal to the aggregate payments that would have been made during the prior six-month period, in the case of installments).

          In the event that Mr. Vaccaro’s employment terminates due to his death or disability (as defined below), in addition to the accrued amounts set forth above, Mr. Vaccaro or his beneficiaries will receive any accrued but unpaid bonus.

          Assuming Mr. Vaccaro’s employment terminated or there was a change in control under each of the circumstances described above on December 31, 2008, such payments and benefits have an estimated value of:

Event	Pro-Rated Bonus		Total Cash Severance		Value of Accelerated Equity (1)		Total

Termination without Cause or for Good Reason	400,000	(2)	1,023,435	(3)	1,204,583	(4)	2,628,018
Termination upon Death or Disability	0		0		1,204,583	(4)	1,204,583
Termination upon sixty days notice on Non renewal of Employment Agreement by Mr. Vaccaro	0		0		0		0
Termination upon sixty days notice on Non renewal of Employment Agreement by the Company	0		0		1,204,583	(5)	1,204,583
Termination with Cause or without Good Reason	0		0		0		0
Termination without Cause or for Good Reason following a Change in Control	400,000	(2)	1,023,435	(3)	1,770,000	(6)	3,193,435
Termination upon Retirement	0		0		1,204,583	(7)	1,204,583
Change in Control only	0		0		1,770,000	(6)	1,770,000

(1)

Calculated as the sum of (i) the number of restricted shares becoming vested upon termination of employment multiplied by the closing price of our common shares on December 31, 2008 ($17.70) and (ii) the number of options becoming vested upon termination of employment multiplied by the difference between $17.70 and the applicable exercise price of the options, unless the result is negative in which case the value is determined to be $nil.

(2)	Assumes that pro-rated bonus equals actual bonus earned as of December 31, 2008. Bonus would have been paid whether or not termination had occurred.

(3)	Calculated as the aggregate of (i) two times Mr. Vaccaro’s then current base salary and (ii) COBRA premiums for eighteen months following Mr. Vaccaro’s termination date.

(4)	Calculated assuming pro-rata vesting of unvested restricted shares and full vesting of all unvested options that would have vested in the one year period following termination of employment.

(5)

Calculated assuming pro-rata vesting of all restricted shares issued prior to February 2007, full vesting of all restricted shares issued on or after February 1, 2007 and full vesting of all unvested options that would have vested in the one year period following termination of employment.

(6)	Calculated assuming that all unvested restricted shares and options fully vested upon change in control or termination of employment, as applicable.

(7)

Calculated assuming pro-rata vesting of all restricted shares issued prior to February 2007. Restricted shares granted on or after February 1, 2007 continue to vest per their original vesting schedule. Calculated using the closing price of our common shares on December 31, 2008 ($17.70) the awards granted on or after February 1, 2007 have a value of $nil.

Employment Agreement Definitions

          For purposes of the employment agreements described herein, “Cause” generally means the named executive officer’s (i) drug or alcohol use which impairs his ability to perform his duties, (ii) conviction by a court, or plea of “no contest” or guilty to a felony or equivalent, (iii) engaging in fraud, embezzlement or any other illegal conduct with respect to us, (iv) willful violation of the restrictive covenants set forth in the named executive officer’s employment agreement, (v) willful failure or refusal to perform the duties under the named executive officer’s employment agreement, (vi) breach of any material provision of the named executive officer’s employment agreement related to conduct which is not cured, if curable, within 10 days after written notice is given by us to the named executive officer (or in the case of Mr. Becker, 30 days written notice), or (vii) willful misconduct that is directly related to the employment relationship and that has a material detrimental effect on us or our affiliates (except in the case of Mr. Becker).

          In addition to the definition in the preceding paragraph, Cause for Mr. Vaccaro would also include (i) a background investigation which results in the uncovering of conduct or matters which (A) reveal fraud, misrepresentations, or dishonesty on the part of Mr. Vaccaro, (B) would be grounds for termination or non-hiring under applicable law as determined by counsel to Max Specialty Services or (C) would constitute Cause under the preceding paragraph as if such conduct or matters had transpired during Mr. Vaccaro’s employment with us or any of our companies, or (ii) Vaccaro Insurance Holdings, Inc., Mr. Vaccaro’s former company which we refer to as VIH, materially breaching or violating a representation, warranty, covenant or agreement set forth in the purchase agreement entered into in 2006 between VIH and Max USA.

          For purposes of the employment agreements described herein, “Good Reason” means any of the following events which is not cured, if curable, within thirty days after the named executive officer has given notice to us of (i) any material and adverse change to his duties or authority which is inconsistent with his title and position as applicable, (ii) a reduction of the named executive officer’s base salary, or (iii) a failure by us to comply with any other material provisions or obligations pursuant to the named executive officer’s employment agreement. For Messrs. Becker, Minton, Roberts and Guagliano, the following events could also constitute Good Reason: (a) a diminution of the named executive officer’s title or position; or (b) the relocation of the named executive officer’s office outside of Bermuda. Good reason for Mr. Becker may also be triggered upon a material reduction in the benefits set forth in his employment agreement. For Messrs. Minton, Roberts and Guagliano, a target bonus below 50% of base salary may also constitute Good Reason under each respective employment agreement.

          For purposes of the employment agreements described herein, “disability” generally means if, as a result of incapacity due to physical or mental illness, the named executive officer is substantially unable to perform his duties for an entire period of at least 120 consecutive days (180 days in the case of Mr. Becker) or 180 non-consecutive days within any 365-day period.

          For purposes of Messrs. Becker’s, Roberts’ and Minton’s employment agreements, the term “change in control” generally means (i) any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of Max Capital or those of Max Bermuda, (ii) any person is or becomes, directly or indirectly, the beneficial owner of our securities representing 51% or more of the combined voting power of our then outstanding voting securities, (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute our board of directors and any new director, whose election to the board of directors or nomination for election to the board of directors by our shareholders was approved by a vote of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office, or (iv) our board of directors or our shareholders approve a merger or consolidation with any other corporation, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent at least 80% of the total voting power represented by our voting securities immediately after such merger or consolidation, or our board of directors or our shareholders approve a plan of complete liquidation or an agreement for the sale or disposition (in one or a series of transactions) of all or substantially all of our assets.

          For purposes of Mr. Guagliano’s employment agreement, the term “change in control” means (i) any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of our assets or those of Max Bermuda, (ii) any person is or becomes, directly or indirectly, the beneficial owner of securities of Max Bermuda that represent 51% or more of the combined voting power of Max Bermuda’s then outstanding voting securities, (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted our board of directors (together with any new directors whose election by our board of directors whose nomination by our shareholders was approved by a vote of our board of directors then still in office who are either directors at the beginning of such period or whose election or nomination for election was so previously approved) cease for any reason to constitute a majority of our board of directors then in office, or (iv) our board of directors or our shareholders approve a merger or consolidation of the parent with any other corporation, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent at least 80% of the total voting power represented by our voting securities immediately after such merger or consolidation, or our board of directors or shareholders approve a plan of our complete liquidation or an agreement for the sale or disposition by us (in one or a series of transactions) of all or substantially all of our assets.

          For purposes of Mr. Vaccaro’s employment agreement, the term “change in control” means (i) a sale, assignment, transfer or other disposition of securities in one or more related transaction where (A) the shareholders immediately prior to the transaction cease to own more than 50% of the total combined voting power of our outstanding securities or (B) we cease to beneficially own, directly or indirectly, more than 50% of the total combined voting power of the outstanding securities of Max Specialty Services, (ii) a merger, consolidation, reorganization or similar corporate event in which (A) the shareholders immediately prior to such transaction ceases to beneficially own more than 50% of the total combined voting power of the resultant corporation or entity if we do not survive the transaction or (B) we cease to beneficially own, directly or indirectly, through one or more subsidiaries, more than 50% of the total combined voting power of the outstanding securities of Max Specialty Services or Max Specialty or more than 50% or more of the total combined voting power of the resultant corporation or entity if either Max Specialty Services or Max Specialty, as applicable, does not survive the transaction, or (iii) the sale, transfer, assignment or other disposition of all or substantially all of the property, assets or business of either our, Max Specialty Services’ or Max Specialty’s to one or more unrelated parties.

Incentive Plans

          Generally, our restricted share awards granted prior to February 2007 provide that, upon termination of the named executive officer’s service relationship with us, the named executive officer will receive immediate vesting of pro rata portion of his restricted share awards if the termination of the service relationship resulted from (i) his death or retirement, (ii) termination by us due to the named executive officer’s disability (as defined below), (iii) termination by us without Cause (as defined in our 2000 Incentive Plan), (iv) termination by the named executive officer for Good Reason (as defined in the named executive officer’s employment agreement) or, (v) subject to limitations, our failure to renew the named executive officer’s work permit in Bermuda. If the service relationship with the named executive officer ends for a reason other than those listed in this paragraph, the restricted shares will be forfeited and the named executive officer will have no rights with respect to the award.

          With respect to restricted share awards granted in and after February 2007, the same provisions applicable to pre-February 2007 apply except with respect to termination of the service relationship resulting from retirement or, subject to limitations, our failure to renew the named executive officer’s work permit in Bermuda. Upon retirement, the named executive officer’s award vesting schedule will remain unchanged provided that, during the term of the vesting period, the named executive officer does not enter into to any employment, consulting, service or similar arrangements or accept any directorship that has not been pre-approved by our Compensation Committee. Subject to certain limitations, if the service relationship is terminated as a result of our failure to renew the named executive officer’s work permit in Bermuda, the named executive officer is eligible to receive full vesting of the outstanding restricted awards.

          With respect to options granted under our 2000 Incentive Plan, upon the named executive officer’s death or, as determined by our Compensation Committee, disability, or termination by us without Cause (as defined in the applicable Incentive Plan) all unvested options that would have vested in the one-year period following termination of employment automatically vest and become exercisable within the same one-year period. If the named executive officer’s employment is terminated for any other reason, all unvested options are forfeited and vested options are exercisable for 90 days following the termination of employment.

          With respect to options granted under our 2008 Incentive Plan, upon the named executive officer’s death or, as determined by our Compensation Committee, disability, or termination by us without Cause (as defined in the applicable Incentive Plan) or, subject to limitations, our failure to renew the named executive officer’s work permit in Bermuda, if applicable, and to offer a comparable position with an affiliate, a pro rata portion of the options that would have vested on the next grant anniversary date will vest as of the termination date and all other unvested options will be forfeited.

          Upon a change in control, all restrictions, if any, on any share awards, restricted shares, or restricted share units granted under our Incentive Plans will automatically lapse and all options will automatically vest and become immediately exercisable in full and all unvested warrants will become immediately vested.

          Notwithstanding the termination provisions described above, pursuant to the terms of Mr. Becker’s employment agreement, unvested portions of option and restricted share awards granted to Mr. Becker (including any awards granted in the future) will immediately vest in full upon the occurrence of any of the following events (i) our termination of Mr. Becker’s employment without Cause (as defined in his employment agreement), (ii) termination of Mr. Becker’s employment for Good Reason (as defined in his employment agreement), (iii) termination following a change in control (as defined in his employment agreement) or (iv) termination at the end of the term. If Mr. Becker’s employment is terminated on account of his death or disability (as defined in the employment agreement), the restrictions on the restricted shares will lapse.

          Warrants. If Mr. Minton’s employment is terminated, his warrants, all of which are vested, will remain exercisable for (i) thirty days following his termination of employment if Mr. Minton’s termination is for Cause or without Good Reason, or (ii) six months following his termination of employment if Mr. Minton’s termination arises out of Disability, without Cause, for Good Reason or a failure of the Bermuda immigration authorities to renew his work permit.

Director Compensation

          We currently have nine directors who are eligible to receive compensation for their services as directors, all of whom are non-employee directors. Neither Messrs. Becker nor Minton receives compensation as a member of our board of directors. In 2008, following our annual general meeting, each non-employee director received a $30,000 annual retainer, the ARMC chairman received a $10,000 retainer and each other committee chair received a $5,000 retainer. In addition, each non-employee director received a $2,500 fee per board of directors or committee meeting attended. Along with cash compensation, our non employee directors received 4,000 restricted shares on the day after the annual general meeting.

          Beginning with the Meeting, each non-employee director will receive a $50,000 annual retainer, the ARMC chairman will receive a $25,000 annual retainer, the Compensation Committee chairman will receive a $15,000 annual retainer and each other committee chair will receive a $10,000 annual retainer. The annual retainers were adjusted in order to better align board compensation with competitive market levels. Board and committee meeting fees will remain at $2,500 per meeting. Along with cash compensation, on the day following the annual general meeting, each non employee director will receive either 4,000 restricted shares or 4,000 restricted share units. We reimburse directors for usual and customary expenses while on company business. In addition, we reimburse directors for expenses for family members to accompany them to one board meeting per year.

          The compensation of our directors is reviewed annually and future grants to our non-employee directors will be made upon the recommendation of the Nominating and Corporate Governance Committee, subject to such conditions or restrictions, if any, that such committee or our Compensation Committee may determine.

Director Compensation Table

          The following Director Compensation Table summarizes the compensation paid to our directors in 2008.

Name	Fees Earned or Paid in Cash ($) (1)	Share Awards ($) (2)(3)	All Other Compensation ($) (4)	Total ($)
Zack H. Bacon III	52,500	60,331	0	112,831
Gordon Cheesbrough	57,500	39,549	0	97,049
K. Bruce Connell	50,000	39,549	0	89,549
William H. Heyman(5)	5,000	60,331	0	65,331
Willis T. King, Jr.	60,000	60,331	0	120,331
William Kronenberg III	60,000	55,482	7,633	123,115
James H. MacNaughton	42,500	21,556	0	64,056
Steven M. Skala	55,000	60,331	1,044	116,375
Mario P. Torsiello	57,500	60,331	0	117,831
James L. Zech	60,000	60,331	707	121,038

(1)	Fees earned are comprised of the following:

Name	Board Meeting Fee	Committee Meeting Fee	Retainer Fee	Total Fees earned
Zack H. Bacon III	10,000	12,500	30,000	52,500
Gordon Cheesbrough	10,000	12,500	35,000	57,500
K. Bruce Connell	10,000	10,000	30,000	50,000
William H. Heyman	2,500	2,500	0	5,000
Willis T. King, Jr.	10,000	15,000	35,000	60,000
William Kronenberg III	10,000	20,000	30,000	60,000
James H. MacNaughton	7,500	5,000	30,000	42,500
Steven M. Skala	10,000	15,000	30,000	55,000
Mario P. Torsiello	5,000	12,500	40,000	57,500
James L. Zech	10,000	15,000	35,000	60,000

(2)

Share awards granted in 2008 were granted under our 2008 Incentive Plan. Share awards granted prior to 2008 were granted under our 2000 Incentive Plan. We account for our Incentive Plans under SFAS No. 123R “Share Based Payments.” The value in the “Share Awards” column is the amount we expensed during 2008 for each director’s share award. The full grant date fair value of the share awards computed in accordance with SFAS No. 123R is $2,052,260.

(3)	The aggregate number of unvested restricted shares held by each director on December 31, 2008 was 72,000.

(4)	Includes costs to have family members accompany the director to one board of director’s meeting per year.

(5)	Mr. Heyman is a former director who chose not to seek re-election at our May 2008 Annual General Meeting.

Compensation Committee Interlocks and Insider Participation

          In 2008, our Compensation Committee consisted of Messrs. King, Kronenberg, Skala and Torsiello, each of whom our board of directors determined was independent in accordance with Nasdaq Global Select Market listing standards. No member of our Compensation Committee during 2008 is or was formerly an officer or employee of Max Capital or any of its subsidiaries. During 2008, no executive officer of Max Capital or any of its subsidiaries served on the compensation committee (or equivalent), or board of directors, of another entity whose executive officer(s) served on our Compensation Committee or board of directors.

Report of the Audit and Risk Management Committee

          Management has the primary responsibility for establishing and maintaining adequate internal financial controls, preparing the financial statements and administrating the public reporting process. The Audit and Risk Management Committee’s primary purpose is to assist our board of directors in fulfilling its responsibilities to oversee the participation of management in the financial reporting process and the role and responsibilities of the independent auditors. For 2008, the Audit and Risk Management Committee was composed of five directors, each of whom our board of directors has determined is independent under Nasdaq Global Select Market listing standards and applicable rules promulgated under the Exchange Act and operates under a written charter adopted and approved by our board of directors, and which is available on our website at www.maxcapgroup.com.

          The Audit and Risk Management Committee has reviewed and discussed the December 31, 2008 audited consolidated financial statements with management and with KPMG, Hamilton, Bermuda, our independent auditors. In addition, the Audit and Risk Management Committee has discussed with KPMG and management, and monitored quarterly compliance with, Section 404 of the Sarbanes-Oxley Act of 2002 regarding internal controls over financial reporting.

          The Audit and Risk Management Committee has also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 114. This included (a) the auditor’s judgments about the quality, not just the acceptability, of the accounting principles as applied to Max Capital’s financial reporting, (b) the methods used to account for significant unusual transactions, (c) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus, (d) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates and (e) disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and disclosures in the financial statements.

          The Audit and Risk Management Committee has discussed with KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence, and has discussed with KPMG their independence. The Audit and Risk Management Committee has also discussed with KPMG the rotation of independent auditor partners, compliance procedures and the certification of Forms 10-K and Form 10-Q as required by the Sarbanes-Oxley Act of 2002.

          Based on the review and discussions referred to above, and in reliance on the information, opinions, reports or statements presented to the Audit and Risk Management Committee by management and the independent auditors, the Audit and Risk Management Committee recommended to our board of directors that the December 31, 2008 audited consolidated financial statements be included in the Annual Report on Form 10-K.

The Audit and Risk Management Committee

Mario P. Torsiello (Chairman)
K. Bruce Connell
William Kronenberg III
James H. MacNaughton
James L. Zech

          The foregoing Report of the Audit and Risk Management Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by Max Capital with the SEC under the Securities Act of 1933 or the Exchange Act, except to the extent that Max Capital specifically incorporates the Report by reference in any such document.

Principal Accountant Fees and Services

Audit Fees

          The aggregate amount of fees billed by KPMG for professional services rendered for the audit of our financial statements for the fiscal years ended December 31, 2008 and December 31, 2007 and for the review of the financial statements included in our Quarterly Reports on Form 10-Q in 2008 and 2007 were $2,500,959 and $1,750,400, respectively. In 2008 and 2007, audit fees also included fees for professional services rendered in connection with the expression of an opinion on the effectiveness of our internal control over financial reporting based upon the audit. Such fees did not include amounts paid for reimbursement of expenses.

Audit-Related Fees

          The aggregate amount of fees billed by KPMG for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements (and are not included in the Audit Fees reported above) for the fiscal years ended December 31, 2008 and December 31, 2007 were $32,980 and $133,400, respectively. Audit-related fees in 2008 and 2007 represented fees for the review of offering documents.

Tax Fees

          The aggregate amount of fees billed by KPMG for professional services rendered for tax compliance and tax advice for the fiscal years ended December 31, 2008 and December 31, 2007 were $165,950 and $124,525, respectively. These fees represented fees for professional services related to the preparation of returns and tax compliance.

All Other Fees

          There were no fees billed for the fiscal years ended December 31, 2008 and December 31, 2007 other than for services described under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” above.

General

          The ARMC has considered whether the provision of non-audit services performed by the independent auditors is compatible with maintaining KPMG’s independence and has concluded that services to be performed by KPMG will be limited to audit and tax services.

Pre-Approval of Audit and Non-Audit Services

          In 2003, the ARMC adopted a policy concerning the approval of audit and non-audit services, i.e. tax fees, to be provided to us by the independent auditor. The policy requires that all services KPMG, our independent auditor, may provide to us, including audit services and permitted audit-related and non-audit services, be pre-approved by the ARMC, except that we may, without such pre-approval, spend an amount on non-audit services of not more than 10% of the total amount of fees paid by us to our auditor during the fiscal year in which the non-audit services are performed. The ARMC approved all audit and non-audit services provided by KPMG during 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

          The U.S. federal securities laws require the filing of certain reports by officers, directors and beneficial owners of more than ten percent (10%) of Max Capital’s securities with the SEC. Specific due dates have been established and we are required to disclose any failure to file by these dates. Based solely on a review of information furnished to us, we believe that during fiscal year 2008, our officers, directors and 10% shareholders satisfied all such filing requirements.

PROPOSAL TWO

AUTHORIZATION OF ELECTION OF A DIRECTOR OF MAX BERMUDA

          Pursuant to Max Capital’s bye-laws, with respect to any matter required to be submitted to a vote of the shareholders of Max Bermuda, Max Capital is required to submit a proposal relating to such matters to the shareholders of Max Capital and vote all the shares of Max Bermuda owned by Max Capital in accordance with and proportional to such vote of Max Capital’s shareholders. Accordingly, the shareholders of Max Capital are being asked to consider this proposal.

          As provided in the bye-laws of Max Bermuda, the term of the Class 3 director shall expire at the annual general meeting of the shareholders of Max Bermuda in 2009. The current Class 3 director is Mr. Guagliano.

          If elected, the term of the Class 3 nominee will expire at Max Bermuda’s annual general meeting of shareholders in 2012. The board of directors of Max Bermuda has no reason to believe Mr. Guagliano will not continue to be a candidate or will not be able to serve as a director of Max Bermuda if elected. In the event that Mr. Guagliano is unable to serve as a director, the proxy holders named in the accompanying proxy have advised that they will vote for the election of such substitute or additional nominee as the board of directors may propose. Our board of directors unanimously recommends that you vote FOR the election of Mr. Guagliano.

          Set forth below is the nominee for election as a director of Max Bermuda and each person who is expected to continue as a director of Max Bermuda. Biographical information for each such person is set forth under Proposal One, Election of Directors of Max Capital.

NOMINEE FOR DIRECTOR OF MAX BERMUDA WHOSE TERM, IF ELECTED, WILL EXPIRE IN 2012:
          Angelo M. Guagliano

DIRECTOR OF MAX BERMUDA WHOSE TERM WILL EXPIRE IN 2010:
          W. Marston Becker

DIRECTOR OF MAX BERMUDA WHOSE TERM WILL EXPIRE IN 2011:
          Peter A. Minton

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” AUTHORIZATION OF THE ELECTION OF THE NOMINEE ABOVE.

PROPOSAL THREE

MAX CAPITAL AUDITORS PROPOSAL

          Upon recommendation of the ARMC, our board of directors proposes that the shareholders ratify the appointment of KPMG, Hamilton, Bermuda to serve as the independent auditors of Max Capital for the 2009 fiscal year until Max Capital’s annual general meeting of shareholders in 2010. KPMG, Hamilton, Bermuda served as the independent auditors of Max Capital for the 2008 fiscal year. A representative of KPMG, Hamilton, Bermuda will attend the Meeting, and will be available to respond to questions and may make a statement if he or she so desires.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF MAX CAPITAL AUDITORS PROPOSAL.

PROPOSAL FOUR

MAX BERMUDA AUDITORS PROPOSAL

          Pursuant to Max Capital’s bye-laws, with respect to any matter required to be submitted to a vote of the shareholders of Max Bermuda, Max Capital is required to submit a proposal relating to such matters to the shareholders of Max Capital and vote all the shares of Max Bermuda owned by Max Capital in accordance with and proportional to such vote of Max Capital’s shareholders. Accordingly, the shareholders of Max Capital are being asked to consider this proposal.

          Our board of directors proposes that the shareholders authorize the ratification of the appointment of KPMG, Hamilton, Bermuda to serve as the independent auditors of Max Bermuda for the 2009 fiscal year until Max Bermuda’s annual general meeting of shareholders in 2010. KPMG, Hamilton, Bermuda served as the independent auditors of Max Bermuda for the 2008 fiscal year.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF MAX BERMUDA AUDITORS PROPOSAL.

ADDITIONAL INFORMATION

Other Action at the Meeting

          A copy of our Annual Report to Shareholders for the year ended December 31, 2008, including financial statements for the year ended December 31, 2008 and the auditors’ report thereon, has been sent or made available to all shareholders. The Annual Report and Max Bermuda’s Statutory Financial Statements will be presented and discussed at the Meeting, and shareholders will be asked to receive such Annual Report, as well as the financial statements contained therein, and Max Bermuda’s Statutory Financial Statements. Shareholders will also be asked to approve the minutes of our May 2008 Annual General Meeting.

          As of the date of this Proxy Statement, we have no knowledge of any business, other than described herein and customary procedural matters, which will be presented for consideration at the Meeting. In the event any other business is properly presented at the Meeting, it is intended that the persons named in the accompanying proxy will have authority to vote such proxy in accordance with their judgment on such business.

Shareholder Proposals for Annual General Meeting of Shareholders in 2010

          Shareholder proposals must be received in writing by the Secretary of Max Capital and must comply with the requirements of Bermuda corporate law and Max Capital’s bye-laws in order to be considered for inclusion in our Proxy Statement and form of Proxy relating to such meeting. We believe that shareholder proposals received by November 16, 2009 would be considered timely for inclusion in the 2010 Proxy Statement. Such proposals should be directed to the attention of the Secretary, Max Capital Group Ltd., P.O. Box HM 2565, Hamilton HM KX, Bermuda.

          Shareholders who intend to nominate persons for election as directors at general meetings of Max Capital must comply with the advance notice procedures and other provisions set forth in the bye-laws of Max Capital in order for such nominations to be properly brought before the general meeting. The Nominating and Corporate Governance Committee considers nominees to the board of directors recommended by shareholders. Any such recommendation must be sent to the Secretary of Max Capital not less than 120 days prior to the scheduled date of our annual general meeting of shareholders and must be accompanied by (a) written notice signed by shareholders holding at least 70% of the issued and outstanding shares entitled to vote at the meeting for which such notice is given of their intention to propose such person for election and (b) written notice signed by the person to be proposed of his or her willingness to be elected. Any such recommendation shall also include: (i) the names and addresses of the shareholders who intend to make the nomination and of the person or persons to be nominated; (ii) a representation that such shareholders are holders of record of shares entitled to vote at such meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the recommendation; (iii) the class and number of shares which are beneficially owned by such shareholders; (iv) a description of all arrangements or understandings between such shareholders and each nominee and any other person or persons nominations are to be made by such shareholders; and (v) such other information regarding each nominee proposed by such shareholders as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act. The Nominating and Corporate Governance Committee may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

          If a shareholder proposal is introduced at the 2010 annual general meeting of shareholders without any discussion of the proposal in the 2010 Proxy Statement and the shareholder does not notify Max Capital of the intent to raise such proposal at the annual general meeting of shareholders, then proxies received by Max Capital for the 2010 annual general meeting of shareholders will be voted by the persons named as such proxies in their discretion with respect to such proposal.

Costs of Solicitation

          The cost of this proxy solicitation will be borne by Max Capital. In addition to solicitation by mail and the internet, officers, directors and employees of Max Capital may solicit proxies by telephone, facsimile or in person, although no compensation will be paid for such solicitation. Max Capital may also request banks and brokers to solicit their customers who have a beneficial interest in our common shares registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

By Order of the Board of Directors

Chairman of the Board Dated: September 9, 2009

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE COMMON SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

1A.	To elect William Kronenberg III to the Board of Directors of Max Capital Group Ltd. to serve until the annual meeting of shareholders in 2012.

1B.	To elect James L. Zech to the Board of Directors of Max Capital Group Ltd. to serve until the annual meeting of shareholders in 2012.

2.	To authorize the election of Angelo Guagliano to the Board of Directors of Max Bermuda Ltd. to serve until the annual meeting of shareholders in 2012.

3.	Auditors. To ratify the appointment of KPMG, Hamilton, Bermuda as independent auditors of Max Capital Group Ltd. for 2009.

4.	Auditors. To authorize the ratification of the appointment of KPMG, Hamilton, Bermuda as independent auditors for Max Bermuda Ltd. for 2009.

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IN WITNESS WHEREOF, the undersigned has executed this Proxy on this ___ day of _____ 2009.

Business Entity:
(Print name of corporation, partnership or other business entity)

By:
Name:
Title:

Individual:
(Print name of individual)

(Signature)
In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

In the case of joint tenancies, co-executors or co-trustees, all should sign. Persons signing as attorney, executor, administrator, trustee or guardian should indicate their full title.

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Vote by Internet or Mail
24 Hours a Day, 7 Days a Week
Internet voting is available through 1:00 PM Atlantic Time
on the business day prior to the annual meeting.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		MAIL
http://www.cesvote.com		Mark, sign and date your
Use the Internet to vote your proxy. Have your	OR	proxy card and return it
proxy card in hand when you access the website.		in the enclosed postage-paid envelope.

If you vote your proxy by Internet,
you do NOT need to mail back your proxy card.

You can view the Proxy Statement and Annual Report
on the Internet at http://www.ourmaterials.com/MaxCapital

PROXY

Max Capital Group Ltd.
ANNUAL GENERAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Sarene A. Bourdages and Rachael M. Lathan, and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution, to vote all the Common Shares of Max Capital Group Ltd. held in the name of the undersigned at the close of business on August 31, 2009, at the Annual Meeting of Shareholders to be held on November 2, 2009, at 5:30 p.m. (Atlantic Time), and at any adjournment thereof, with all the powers the undersigned would have if personally present, as set forth below.

Address Change/Comments (Mark the corresponding box on the reverse side)

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If you have questions or need assistance voting your shares please contact:

105 Madison Avenue New York, New York 10016 proxy@mackenziepartners.com Call Collect: (212) 929-5500 or Toll-Free (800) 322-2885